  As filed with the Securities and Exchange Commission on December 27, 2000.

                                                             File No. 333-45862
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                       PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      JOHN HANCOCK LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                  ------------

         Massachusetts                    6311                    04-1414660
  (State or Other Jurisdiction      (Primary Standard         (I.R.S. Employer
     of Incorporation or        Industrial Classification    Identification No.)
         Organization)                 Code Number)

                              200 Clarendon Street
                          Boston, Massachusetts 02117
                                 (617) 572-9196
               (Address, including zip code and telephone number,
       including area code, of registrant's principal executive offices)

                                  ------------

                          Arnold R. Bergman, Esquire
                      John Hancock Life Insurance Company
                               John Hancock Place
                           Boston, Massachusetts 02117
           (Name, address including zip code, and telephone number)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                                  ------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                     PROPOSED         PROPOSED
   TITLE OF EACH                      MAXIMUM          MAXIMUM        AMOUNT OF
CLASS OF SECURITIES  AMOUNT TO BE     OFFERING        AGGREGATE     REGISTRATION
  TO BE REGISTERED     REGISTERED   PRICE PER UNIT*  OFFERING PRICE*     FEE
--------------------------------------------------------------------------------
Interests under
single or flexible
premium modified
guaranteed annuity                      Not
contracts..........  $250,000,000    Applicable      $250,000,000    $66,000

================================================================================
* The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The proposed maximum offering price per unit is not applicable in that these securities are not issued in predetermined amounts or units.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                              CROSS REFERENCE SHEET


         Form S-1 Item                                   Prospectus Caption
         -------------                                   ------------------
1.  Forepart of the Registration
    Statement and Outside Front
    Cover Page of Prospectus..............................Outside Front Cover Page

2.  Inside Front and Outside Back
    Cover Pages of Prospectus.............................Inside Front Cover

3.  Summary Information, Risk
    Factors and Ratio of Earnings to
    Fixed Charges.........................................Basic Information; How will the value of my investment in the
                                                          contract change over time? What
                                                          charges will be deducted from my
                                                          contract? Experts and financial statements.

4.  Use of Proceeds.......................................How do the guarantee periods work?

5.  Determination of Offering Price.......................Not Applicable

6.  Dilution..............................................Not Applicable

7.  Selling Security Holders..............................Not Applicable

8.  Plan of Distribution..................................Distribution of Contracts

9.  Description of Securities to be
    Registered............................................What is the contract? What annuity benefits does the contract provide?
                                                          How do the guarantee periods work?
                                                          Who should purchase a contract, The
                                                          accumulation period.

10. Interests of Named Experts and
    Counsel...............................................Not Applicable

11. Information with Respect to the
    Registrant............................................Description of John Hancock

12. Disclosure of Commission Position
    on Indemnification for Securities
    Act Liabilities...................................... Not Applicable

                          Prospectus dated: _________

                                 REVOLUTION FX
        a single premium deferred modified guaranteed annuity contract issued by


             John Hancock Life Insurance Company ("John Hancock")

The contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods").

You can choose among several guarantee periods, each of which has its own guaranteed interest rate and expiration date. If you remove money from a guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment".


                     John Hancock Annuity Servicing Office
                    --------------------------------------

                                 Mail Delivery
                                 -------------

                                529 Main Street
                             Charlestown, MA 02129

                                    Phone:
                                    ------
                                1-800-824-0335

                                     Fax:
                                     ----
                                1-617-886-3070


     Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than John Hancock. They involve investment risks including the possible loss of principal.


***********************************************************************

     Please note that the SEC has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           GUIDE TO THIS PROSPECTUS

     This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

          . The first section contains an "Index of Key Words."

          . The next section is called "Basic Information." It contains basic information about the contract presented in a question and answer format. We describe the charges under the contract following the question "What charges will be deducted from my contract?" beginning on page 13. You should read the Basic Information before reading any other section of the prospectus.

          . Behind the Basic Information is "Additional Information." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.



--------------------------------------------------------------------------------
                                IMPORTANT NOTICES

 This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

 The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.

-------------------------------------------------------------------------------

                              INDEX OF KEY WORDS

     We define or explain each of the following key words used in this prospectus on the pages shown below:

  Key Word                                                Page

  Annuitant............................................     5
  Annuity payments.....................................     5
  Annuity period.......................................    10
  Contract year........................................     6
  Date of issue........................................     6
  Date of maturity.....................................     5
  Free withdrawal amount...............................    13
  Guarantee period.....................................     7
  Market value adjustment..............................   8-9
  Partial withdrawal...................................    13
  Premium payment......................................     6
  Surrender value......................................    15
  Surrender............................................    10
  Total value of your contract.........................    13
  Withdrawal charge....................................    13

                                BASIC INFORMATION

     This Basic Information section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:

  Question                                                   Beginning on page
  --------                                                   -----------------

What is the contract?........................................................5

Who owns the contract?.......................................................5

Is the owner also the annuitant?.............................................5

How can I invest money in a contract?........................................5

How do the guarantee periods work?...........................................7

What annuity benefits does the contract provide?............................10

To what extent can we vary the terms of the contracts?......................10

What are the tax consequences of owning a contract?.........................10

How can I change my contract's guarantee periods?...........................11

What charges will be deducted from my contract?.............................13

How can I withdraw money from my contract?..................................15

What happens if the annuitant dies before my contract's date of maturity?...17

Can I return my contract?...................................................18

 What is the contract?

     The contract is a single premium "deferred payment modified guaranteed annuity contract." An annuity contract provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a deferred payment contract, the "annuity payments" will begin on a future date, called the contract's "date of maturity." It is a modified guaranteed contract because we may adjust the contract's value by a "market value adjustment" if you make premature partial withdrawals or transfers, or surrender the contract before its date of maturity.

     If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

 Who owns the contract?

     That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner. However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a contract has joint owners, both must join in any written notice or request.

 Is the owner also the annuitant?

     Again, that's up to you. The annuitant is the person upon whose death the contract's death benefit becomes payable. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. In many cases, the same person is both the annuitant and the owner of a contract. However, you are free to name another person as annuitant or joint annuitant.

 How can I invest money in a contract?

 Applying for a contract

     An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your premium payment, to the John Hancock Annuity Servicing Office. At the time you apply for a contract, you select the initial guarantee period (or periods) for your investment. You must also indicate if you do not want an
                                                                ---
 "interest rate lock." We explain this term after the next question, "How do the guarantee periods work?"

  Premium payment

     We call the investment you make in your contract the "premium" or "premium payment." You need at least a $10,000 premium payment to purchase a contract. If the premium payment is made by check or money order, it must be:

  . drawn on a U.S. bank,

  . drawn in U.S. dollars, and

  . made payable to "John Hancock."

     We will also accept your premium payment by wire. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

     You can find information about other methods of premium payment, including premium payment by exchange from another insurance company, by contacting your broker-dealer or by contacting the John Hancock Annuity Servicing Office.

     Because this is a single premium contract, you may not make additional investments after we accept your premium payment. If the total value of your contract ever falls to zero, we may terminate it.

     At any time before the date of maturity, the "total value of your contract" equals

  . the total amount you invested,

  . minus all charges we have deducted,

  . minus all withdrawals you have made,

  . plus or minus any positive or negative "market value adjustments" that we have made,

  . plus the interest we credit to any of your contract's value while it is in a guarantee period.

  Issuing a contract

     Once we receive your premium payment and all necessary information, we will issue your contract. However, we will generally not issue a contract if either you or the proposed annuitant is older than age 90. If your contract is used to fund a "tax qualified plan" (other than a Roth IRA, a Rollover IRA or a Rollover 403(b)), we will generally not issue a contract if the proposed annuitant is age 70 1/2 or more. We provide general information on tax qualified plans in the Additional Information section of this prospectus under the heading "Tax Information".

     We measure the years and anniversaries of your contract from its "date of issue". We use the term "contract year" to refer to each period of time between anniversaries of your contract's date of issue. In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. If we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

  How do the guarantee periods work?

  Initial guarantee period

     The amount you've invested in a "guarantee period" will earn interest at the rate we have set for that period. At the time you apply for a contract, you select the initial guarantee period for your contract. We currently make available various guarantee periods with durations of up to 10 years: an initial 1 year guarantee period will earn interest during the first contract year at the rate we set for a 1 year guarantee period; an initial 2 year guarantee period will earn interest during the first 2 contract years at the rate we set for a 2 year guarantee period, and so forth. If you select more than one initial guarantee period, you must tell us how much of your premium payment is to be allocated to each. Any guarantee period you select, however, may not extend beyond the annuitant's 95th birthday unless we approve otherwise.

     If you select a guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's 95th birthday (or a later date, if we approve.)

    From time to time, we may add, delete, or change the durations of the
guarantee periods that we are offering.    If we do, the change will not affect
guarantee periods then in effect.

  Subsequent guarantee periods

     We will notify you of the end of a guarantee period at least 30 days prior to its expiration. At the expiration of that guarantee period, a subsequent guarantee period of equal duration will start for the amount of contract value in the expiring guarantee period, unless:

  . the expiration date of the new guarantee period would extend beyond your contract's date of maturity (in which case, we will automatically adjust the duration of the new guarantee period); or

  . you have elected to withdraw all or a portion of any such amount from the contract; or

  . you have elected to transfer all or a portion of such amount to one or more other guarantee periods that we are then offering; or

     You must notify us of any election, by mailing a request to us at the John Hancock Annuity Servicing Office within 30 days prior to the end of the expiring guarantee period. The first day of a subsequent guarantee period will begin the day after the end of the expiring guarantee period.

  Guaranteed interest rates

     Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. In addition, we may offer customers of certain broker-dealers one or more special guarantee periods with higher interest rates. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period. Each guaranteed rate is a "compound rate." This means that we will credit interest at the guaranteed rate on previously credited interest.


                 -----------------------------------------------------
                   We make the final determination of guaranteed
                   rates to be declared. We cannot predict or assure the level of any future guaranteed rates.
                 -----------------------------------------------------

     You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time, by calling the John Hancock Annuity Servicing Office at the telephone number shown on page 1.

  Interest Rate Lock

     In general, the interest rate for your initial guarantee period (or periods) will be the applicable guaranteed interest rate (or rates) that we are offering for such guarantee period(s) under new contracts on the date of your application. The rate(s) will be "locked" for 60 calendar days following the date of your application. If your premium payment is received by us in good order during this period, we will credit interest to your contract from the date of such receipt at the "locked" rates(s). If your premium payment is not received by us in good order during this 60 day period, each selected guarantee period will earn interest at the guaranteed interest rate we are offering for that guarantee period on the date we receive your premium payment. This rate may be higher, lower, or the same as the "locked" rate.

     You may make a written request in your application or purchase order for us not to apply "locked" rates. If you do, the interest rate for an initial guarantee period will be the applicable rate that we are offering for that guarantee period on the later of (a) the date of your application or (b) the date we receive your premium payment in good order. The "unlocked" rate may be higher, lower, or the same as the "locked" rate.

     If your premium payment arises from the exchange of an annuity or life insurance contract issued by a different insurer, your premium payment is not received by us in good order until we receive the cash proceeds of the replaced contract.

  Investment risk

     As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money. For certain transactions under your contract, however, we will increase or reduce the remaining value in your contract by an amount that will usually approximate the impact of changes in interest rates on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA") imposes investment risks on you.

     The MVA applies if you:

   . withdraw a portion of the value of your contract in excess of the "free withdrawal amount" described after the question "What charges will be deducted from my contract?"; or

   . transfer value from a gurantee period prior to its expiration date to another guarantee period; or

   . begin taking annuity payments from a guarantee period prior to its expiration date; or

   . surrender your contract for cash if a guarantee period is still in effect at that time.

     If you request a withdrawal or transfer of contract value from a guarantee period within 30 days of its expiration date, we will process the withdrawal or transfer on the expiration date. The MVA will not apply to the contract value that is withdrawn or transferred from that guarantee period.

     Generally, the MVA increases or decreases your remaining value in a guarantee period. If the value in a guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other guarantee periods pro-rata based on the value in each. If there is insufficient value in your other guarantee periods, we will in no event pay out more than the surrender value of the contract.

  Calculation of market value adjustment

     Here is how the MVA works:


                 ------------------------------------------------------
                      We compare
                          . the guaranteed rate of the
                            guarantee period from which
                            the assets are being taken
                            with

                          . the guaranteed rate we are
                            currently offering for
                            guarantee periods of the same
                            duration as remains on the
                            guarantee period from which
                            the assets are being taken.

                      If the first rate exceeds the second by
                      more than 1/4 %, the market value
                      adjustment produces an increase in your
                      contract's value.

                      If the first rate does not exceed the second
                      by at least 1/4 %, the market value adjustment produces a decrease in your contract's value.
                 ------------------------------------------------------

     For this purpose, we consider that the amount withdrawn from a guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

     The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

  What annuity benefits does the contract provide?

     If your contract is still in effect on its date of maturity, it enters what is called the "annuity period". During the annuity period, we make a series of fixed payments to you as provided under one of our several annuity options. Therefore you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

     You should carefully review the discussion under "The annuity period," in the Additional Information section of this prospectus for information about all of these choices you can make.

  To what extent can we vary the terms of the contracts?

     Listed below are some of the variation we can make in the terms of our contracts. Any variation will be made only in accordance with uniform rules that we apply fairly to all our customers.

  State law insurance requirements

     Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. these variations will be reflected in your contract or in endorsements attached to your contract.

  Variations in charges or rates

     We may vary the charges, interest rates, and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under "Variations in charges or rates for eligible classes" in the Additional Information section of this prospectus.

  What are the tax consequences of owning a contract?

     In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

  . partial withdrawal (including systematic withdrawals)

  . full withdrawal ("surrender")

  . payment of death benefit proceeds as a single sum upon the annuitant's death

  . periodic payments under one of our annuity payment options.

     How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as:

  . the type of the distribution,

 .    when the distribution is made,

 .    the nature of any tax qualified retirement plan for which the contract is being used, if any, and

 .    the circumstances under which the payments are made.

     In general, the taxable portion of any distribution from a contract is taxed at ordinary income rates, and capital gains tax treatment is not available. Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

     The favorable tax benefits available for annuity contracts issued in connection with tax-qualified plans are also generally available for other types of investments of tax-qualified plans, such as investments in mutual funds, equities and debt instruments. you should carefully consider whether the expenses under an annuity contract issued in connection with a tax-qualified plan, and the investment options, death benefits and lifetime annuity income options provided under such an annuity contract, are suitable for your needs and objectives.

 How can I change my contract's guarantee periods?

Initial and subsequent guarantee periods

  When you apply for your contract, you specify the initial guarantee period or periods to which your premium payment will be allocated. At the expiration of a guaranteed period, a subsequent guarantee period of equal duration will start unless you have elected (a) to withdraw value; or (b) to transfer value to one or more other guarantee periods that we are then offering. We describe how to do this following the question "How do the guarantee periods work?"

Transfers during a guarantee period

     Prior to the expiration of your contract's guarantee periods, you may change your contract's guarantee periods once each contract year by transferring to other guarantee periods that we are then offering, provided that:

 .    we will increase or decrease the amount to be transferred by the market value adjustment;

 .    the total value in your contract immediately after the transfer will be at least $5,000; and

 .    any new guarantee period you elect must be for a period that (a) is greater than the current guarantee period's original duration from which you are making the transfer; but (b) will end before your contract's maturity date.

     If you wish to transfer the value of your contract from more than one guarantee period during a contract year, you must do so at the same time. We may, at some point, increase the frequency in which you may elect to change guarantee periods, but we do not provide assurance that we will do so.

     We will not apply early withdrawal charges to a transfer. We will continue to measure any remaining early withdrawal charges after a transfer from the effective date of your contract.

     For information about the market value adjustment, see the explanation following the question "How do the guarantee periods work?" For information about the early withdrawal charges, see the explanation following the question "What charges will be deducted from my contract?"

Procedure for transferring to other guarantee periods

     Any transfer requested will be subject to our administrative rules in effect at the time of the election. Currently, you may request a transfer in writing or by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the location shown on page 1. Your request should include:

 .    your name,

 .    daytime telephone number,

 .    contract number,

 .    the durations of the guarantee periods to and from which your contract value is transferred, and

 .    the amount of each transfer.

     The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

     You will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

What charges will be deducted from my contract?

Premium taxes

     We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

     In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Withdrawal charges

     We may assess withdrawal charges during the first 6 contract years if you
(a) withdraw some of the value from your contract ("partial withdrawal"), or (b) if you surrender (turn in) your contract, in its entirety, for cash ("total withdrawal" or "surrender").

     Free withdrawal amounts:  The "free withdrawal amount" during your first
     -----------------------
contract year is equal to 10% of your premium payment. After that, the "free withdrawal amount" is equal to 10% of the total value of your contract, as calculated on the most recent contract anniversary date.

     Here's how we determine the withdrawal charge:  If the amount you
     ---------------------------------------------
withdraw or surrender during any of the first 6 contract years totals more than the free withdrawal amount for that year, we will assess a withdrawal charge on the excess.

     The withdrawal charge percentage depends upon the number of years that have elapsed from the date your contract to the date of a withdrawal, as follows:

            -----------------------------------------------------------
               Elapsed Contract Year(s)     Withdrawal Charge %
            -----------------------------------------------------------
               6 or more .................   0%
            -----------------------------------------------------------
               5 but less than 6..........   2%
            -----------------------------------------------------------
               4 but less than 5..........   3%
            -----------------------------------------------------------
               3 but less than 4..........   4%
            -----------------------------------------------------------
               2 but less than 3..........   5%
            -----------------------------------------------------------
               1 but less than 2..........   6%
            -----------------------------------------------------------
               less than 1................   7%
            -----------------------------------------------------------

     You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

   When withdrawal charges don't apply:  We don't assess a withdrawal charge in
   -----------------------------------
the following situations:

 . on amounts applied to an annuity option

 . on amounts applied to pay a death benefit;

 . on withdrawals of amounts allocated to a guarantee period on the last day of that guarantee period;

 . on certain withdrawals if you have elected the rider that waives the withdrawal charge; and

 . on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

     If you request a withdrawal or transfer of contract value from a guarantee period within 30 days of its expiration date, we will process the withdrawal or transfer on the expiration date. The withdrawal charge will not apply to the contract value that is withdrawn or transferred from that guarantee period.

     How an MVA affects the withdrawal charge:  If we process withdrawal from a
     ----------------------------------------
guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much more. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much less.

Other charges

     We offer, subject to state availability, an optional waiver of withdrawal charge rider. We charge a separate monthly charge if you select this rider. At the beginning of each month, we charge an amount equal to 1/12/th/ of 0.10% of total value in a contract.

     Unless we agree otherwise, we will deduct the charge proportionally from each of your guarantee periods options based on your value in each.

 How can i withdraw money from my contract?

 Surrenders and partial withdrawals

    Prior to your contract's date of maturity, if the annuitant is living, you may:

 . surrender your contract for a cash payment of its "surrender value," or

 . make a partial withdrawal of the surrender value.

     The "surrender value" of a contract is the total value of your contract before a surrender or partial withdrawal plus or minus any market value
                                         -------------
adjustment applicable to the surrender or partial withdrawal, minus any then
                                                              -----
applicable premium tax, withdrawal charges, and unpaid rider charges. We will determine the amount surrendered or withdrawn as of the date we receive your request at the John Hancock Annuity Servicing Office.

     Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under the "Tax information" section of this prospectus. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

     We will deduct any partial withdrawal proportionally from each of your
                                           --------------
guarantee periods  based on the value in each, unless you direct otherwise.

     If you request a withdrawal of contract value from a guarantee period within 30 days of its expiration date, we will process the withdrawal on the expiration date. The market value adjustment and withdrawal charges will not apply to the contract value that is withdrawn from that guarantee period.

     Under our current procedures, you may not make a partial withdrawal

 .   for an amount less than $100, or

 .   if the remaining total value of your contract would be less than $1,000.

     You may not make any surrenders or partial withdrawals once we begin making payments under an annuity option. We reserve the right to terminate your contract if the value of your contract becomes zero. We also reserve the right to require you to obtain our prior approval before you may make a partial withdrawal for an amount less that $500, or if the remaining total value of your contract would be less than $5,000.

Waiver of withdrawal charge rider

     If your state permits, you may purchase an optional waiver of withdrawal charge rider at the time of application. The "covered persons" under the rider are the owner and the owner's spouse, unless the owner is a trust. If the owner is a trust, the "covered persons" are the annuitant and the annuitant's spouse. Under this rider, we will waive withdrawal charge on any withdrawals, if a "covered person" has been diagnosed with one of the critical illnesses listed in the rider, or if all the following conditions apply:

 . a covered person becomes confined to a nursing home beginning at least 30 days after we issue your contract;

 . such covered person remains in the nursing home for at least 90 consecutive days receiving nursing care; and

 . the covered person's confinement is prescribed by a doctor and medically necessary because of a covered physical or mental impairment.

     You may not purchase this rider if either of the covered persons (a) is older than 79 years at application or (b) was confined to a nursing home within the past two years.

     The charge for this rider is described after the question "What charges will be deducted from my contract?" This rider (and the related charges) will terminate on earliest of the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it, or the end of 6 contract years.

     For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request. In certain marketing materials, this rider may be referred to as "CARESolutions".

     If you purchase this rider:

 . you and your immediate family will also have access to a national program designed to help the elderly maintain their independent living by providing advice about an array of elder care services available to seniors, and

 . you will have access to a list of long-term care providers in your area who provide special discounts.

Systematic withdrawal plan

     Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. You may also systematically withdraw amounts equal to the interest earned. Unless otherwise directed, we will deduct the requested amount from each guarantee period in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to market value adjustments and the early withdrawal charge that would apply to an otherwise comparable non-systematic withdrawal. No early withdrawal charges will apply to your systematic withdrawals until the total amount withdrawn in a year, including non-systematic withdrawals, exceeds the Free Withdrawal Amount for that year. The same tax consequences also generally will apply.

     For information about the market value adjustment, see the explanation following the question "How do the guarantee periods work?" For information about the early withdrawal charges, see the explanation following the question "What charges will be deducted from my contract?"

     The following conditions apply to systematic withdrawal plans:

 . You may elect the plan only if the total value of your contract equals $25,000 or more.

 .   The amount of each systematic withdrawal must equal at least $100.

 . If the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $1,000, we will suspend the plan and notify you.

 .   You may cancel the plan at any time.

 . We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

 What happens if the annuitant dies before my contract's date of maturity?

     If the annuitant dies before your contract's date of maturity, we will pay the total value of your contract as a death benefit to the contract's beneficiary. If you have named more than one annuitant, the death benefit will be payable upon the death of the surviving annuitant prior to the date of maturity.

     If your contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner who is the annuitant will be paid to the other owner. In that case, any other beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable. (For a description of what happens upon the death of an owner who is not the annuitant, see "Distribution requirements following death of owner" in the Additional Information section of this prospectus.)

Calculation of death benefit

We calculate the death benefit as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

 .   proof of the annuitant's death, and

 .   any required instructions as to method of settlement.

     Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options" in the Additional Information section of this prospectus.

  Can I return my contract?

     In most cases, you have the right to cancel your contract within 10 days (or longer in some states and for contracts issued as "IRAs") after you receive it. To cancel your contract, simply deliver or mail it to:

 .    John Hancock at the address shown on page 1, or

 .    the John Hancock representative who delivered the contract to you.

     If you cancel your contract within the permitted period, you will receive a refund of your premium payment. The date of cancellation will be the date we receive the contract.

                            ADDITIONAL INFORMATION

  This section of the prospectus provides additional information that is not contained in the Basic Information section on pages 4 through 18.

  Contents of this section                                    Beginning on page

  Description of John Hancock................................        20

  Who should purchase a contract?............................        20

  How we support the guarantee periods.......................        21

  The accumulation period....................................        21

  The annuity period.........................................        21

  Distribution requirements following death of owner.........        23

  When we pay contract proceeds..............................        24

  Miscellaneous provisions...................................        24

  Tax information............................................        25

  Further information about John Hancock.....................        29

  Management's discussion and analysis.......................        31

  Variations in charges or rates for eligible classes........        42

  Distribution of contracts..................................        42

  Experts....................................................        43

  Registration statement.....................................        43

  John Hancock financial statements..........................        44

  Appendix A - Details About Our Guarantee Periods...........        76

  Appendix B - Example of Withdrawal Charge Calculation......        79

Description of John Hancock

     We are John Hancock, a stock life insurance company that was organized in 1862 under the laws of the Commonwealth of Massachusetts. On February 1, 2000, we converted to a stock company by "demutualizing" and changed our name from "John Hancock Mutual Life Insurance Company". As part of the demutualization process, we became a subsidiary of John Hancock Financial Services, Inc., a newly-formed publicly-traded corporation. Our home office is located at 200 Clarendon Street, Boston, Massachusetts 02117. We have authority to transact business in all 50 states. As of December 31, 1999, we had approximately $61 billion of assets on an unconsolidated basis.

Who should purchase a contract?

     We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We provide general federal income tax information for contracts not purchased in connection with a tax qualified retirement plan beginning on page 20. We also designed the contracts for purchase as a "roll-over" to, or reinvestment of existing assets in:
--------

     . traditional individual retirement annuity ("IRA") plans satisfying the requirements of Section 408 of the Code;

     . non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
       Section 408A of the Code;

     . SIMPLE IRA plans adopted under Section 408(p) of the Code; or

     . Simplified Employee Pension plans ("SEPs") adopted under Section
       408(k) of the Code;

     . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations; or

     . pension or profit-sharing plans qualified under section 401(a) of the Code

  When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

  We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

How we support the guarantee periods

     All of John Hancock's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

The accumulation period

     On any date during the accumulation period, the total value of your contract in a guarantee period equals:

 . the amount of premium payments or transferred amounts allocated to the guarantee period, Minus

 . the amount of any withdrawals or transfers paid out of the guarantee period
   (including the amount of any negative market value adjustments resulting from such withdrawals or transfers), Plus

 . the amount of any positive market value adjustments resulting from such withdrawals and transfers, Minus

 . the amount of any charges  deducted from that guarantee period, PLUS

 . interest compounded daily on any amounts in the guarantee period at the effective annual rate of interest we have declared for that guarantee period.

The annuity period

     Annuity payments are made to the annuitant, if still living. If more than one annuitant is living at the date of maturity, the payments are made to the younger of them.

Date of maturity

     Your contract specifies a "date of maturity," when payments from one of our annuity options are scheduled to begin. You initially choose the date of maturity when you complete your application for a contract. Unless we otherwise permit, the date of maturity must be

 . at least 6 months after the date the first premium payment is applied to your contract, and

 . no later than the maximum age specified in your contract (normally age 95).

     Subject always to these requirements, you may change the date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. We provide general information on tax qualified plans under "Tax Information --Contracts purchased for a tax qualified plan," in the Additional Information section of this prospectus.

Choosing annuity payments

     We will generally apply amounts allocated to the guarantee periods as of the date of maturity to provide fixed annuity payments. If all guarantee periods under your contract end on the date of maturity, we will not make a market value adjustment.

     We will, however, make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge.

 Selecting an annuity option

     Each contract provides, at the time of its issuance, for monthly annuity payments to start on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed".

     Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

     If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

     Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

 .  you have not made an election prior to the annuitant's death;

 . the beneficiary is entitled to payment of a death benefit of at least $5,000 in a single sum; and

 . the beneficiary notifies us of the election prior to the date the proceeds become payable.

Fixed monthly annuity payments

     The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then divide the difference by $1,000 and multiply the result by the greater of

 . the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

 . the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

     Here are some of the annuity options that are available, subject to the terms and conditions described above. We may make other annuity options available in addition to those listed here and in your contract, but we are not obligated to do so.

     Option A: life annuity with payments for a guaranteed period - We will make monthly, quarterly, semi-annual or annual payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

     Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

     Option B: life annuity without further payment on death of payee - We will make monthly, quarterly, semi-annual or annual payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

     Option C: joint and last survivor - We will make monthly, quarterly, semi-annual or annual payments for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

     Option D: joint and 1/2 survivor; or joint and 2/3 survivor - We will make monthly, quarterly, semi-annual or annual payments for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

     Option E: life income with cash refund - We will make monthly, quarterly, semi-annual or annual payments for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization.
 The lump-sum payment, if any, will be for the balance.

     Option F: income for a fixed period - We will make monthly, quarterly, semi-annual or annual payments for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

     Option G: income of a specific amount - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

     Payments under Options F and G will be calculated for a minimum period of 10 years, unless your contract has been in force for 5 years or more.

     If the payee is more than 85 years old on the date of maturity, the following two options are not available without our consent:

 . Option A:  "life annuity with 5 years guaranteed" and

 . Option B:  "life annuity without further payment on the death of payee."

 Distribution requirements following death of owner

     If you did not purchase your contract under a tax qualified plan (as that term is used in the "below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the box on the following page. (If your contract has joint owners, these provisions apply upon the death of the first to die.)

     In most cases, these provisions do not cause a problem if you are also the annuitant under your policy. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

     The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

     Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

 If you die before annuity payments have begun:

     . if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.

     . if the beneficiary is not your surviving spouse or if the beneficiary is your surviving spouse but chooses not to continue the contract, the entire interest (as discussed below) in the contract on the date of your death must be:

    (1) paid out in full within five years of your death or

    (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death

  If you are the last surviving annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable. If you are the owner but not the last surviving annuitant, the entire interest equals

     . the total value of your contract if paid out in full within five years of your death, or

     . the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

 If you die on or after annuity payments have begun

     . any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.

  When we pay contract proceeds

     Ordinarily, we will pay any death benefit, withdrawal or surrender value within 7 days after we receive the last required form or request (and, with respect to the death benefit, any other documentation that may be required.) We may, however, defer payment of proceeds payable out of any guarantee period for a period of up to 6 months.

     If your premium payment is made by check, we also reserve the right to defer payment for a reasonable period of time (not to exceed 15 days) to allow the check to clear the banking system.

Miscellaneous provisions

Assignment; change of owner or beneficiary

     To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

     Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive. However, these changes are subject to:

 . the rights of any assignees of record and

 . certain other conditions referenced in the contract.

     An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

Tax information

Our income taxes

     We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

     The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account. Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Contracts not purchased to fund a tax qualified plan

     Undistributed gains

     We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you.

     However, a contract owned other than by a natural person does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

     Annuity payments

     When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to the payee, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the premium payment, reduced by any amounts previously distributed from the contract that were not subject to tax.

     The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to a formula. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

     Surrenders and withdrawals before date of maturity

     When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract". Such a single sum payment can occur, for example, if you surrender your contract or if no annuity payment option is selected for a death benefit payment.

     When you take a partial withdrawal from a contract, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain". Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

     For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by John Hancock or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

      Penalty for premature withdrawals

     The taxable portion of any withdrawal or single sum payment may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

Contracts purchased for a tax qualified plan

     We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan. The minimum $10,000 premium payment required to purchase a contract described in this prospectus will generally exceed such limitations.

     Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. In addition, certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

       Tax-free rollovers

       You may make a tax-free rollover from:

 .  a traditional IRA to another traditional IRA,

 .  any tax-qualified plan to a traditional IRA,

 . any tax-qualified plan to another tax-qualified plan of the same type (i.e. 403(b) to 403(b), corporate plan to corporate plan, etc.), and

 . from a regular IRA to a Roth IRA, subject to special restrictions discussed below.

     Your existing plan administrator does not have to withhold tax if you roll over your entire distribution and you request payment to be made directly to the successor plan. Otherwise, 20% mandatory withholding will apply and reduce the amount you can roll over to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before taking such a distribution.

       Traditional IRAs

     A traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of (a) 100% of compensation includable in your gross income, or (b) $2,000 per year. You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to $2,000 for each of you and your spouse (or, if less, your combined compensation).

     You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return. The amount of your deduction is based on the following factors:

 .    whether you or your spouse is an active participant in an employer sponsored retirement plan,

 .    your federal income tax filing status, and

 .    your "Modified Adjusted Gross Income".

     Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

     If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or any annuity payment, may be excluded from your taxable income when you receive the proceeds. In general, all other amounts paid out from a traditional IRA contract (in the form of an annuity, a single sum, or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply similar to those described above for such non-qualified contracts).

     The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

       Roth IRAs

     In general, you may contribute up to $2,000 each year for a type of non-deductible IRA, known as a Roth IRA. Any contributions made during the year for any other IRA you have will reduce the amount you otherwise could contribute to a Roth IRA. Also, the $2000 maximum for a Roth IRA phases out for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

     The $2,000 Roth IRA contribution limit does not apply to converted amounts. You can convert a traditional IRA to a Roth IRA, unless:

 .   you have adjusted gross income over $100,000, or

 .   you are a married taxpayer filing a separate return.

     You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

     If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

 .    after you reach age 59 1/2,

 .    on your death or disability, or

 .    to qualified first-time homebuyers (not to exceed a lifetime limitation of
     $10,000) as specified in the Code.

     The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax.

     SIMPLE IRA plans

     In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contributions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed certain contribution limits (currently $6,000 a year). Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

      Simplified Employee Pension plans (SEPs)

     SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum amount that may be contributed to an SEP is the lesser of 15% of compensation or the IRS compensation limit for the year ($170,000 for the year 2000).

     Section 403(b) plans

     Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make payments into contracts owned by their employees that are not taxable currently to the employee.

     The amount of such non-taxable contributions each year:

 .    is limited by a maximum (called the "exclusion allowance") that is computed in accordance with a formula prescribed under the Code;

 .    may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed $10,500 (subject to cost of living increases); and

 .    is subject to certain other limits (described in Section 415 of the Code).

      When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income.

     Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

 .    on the employee's separation from service, death, or disability,

 .    with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

 .    transfers and exchanges to other products that qualify under Section
     403(b).

        Pension and profit sharing plans qualified under Section 401(a)

     In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

     Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate of premium payments made by the employee.

     The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

     IRS required minimum distributions to the employee must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

     "Top-heavy" plans

  Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

     Withholding on rollover distributions

  The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

     See your own tax adviser

  The above description of Federal income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls.
 For further information you should consult a qualified tax adviser.

 Further information about John Hancock

  Description of John Hancock

     We are John Hancock (formerly known as John Hancock Mutual Life Insurance Company, a life insurance company organized under the laws of Massachusetts in 1862. Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, we converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc. which is a holding company.
 In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering at a price of $17 per share.

     John Hancock markets its policies through

 . John Hancock's sales organization, which includes a career agency system composed of company-supported independent general agencies and,

 . various unaffiliated broker-dealers and certain financial institutions with which John Hancock has sales agreements.

Selected financial data

-------------------------------------------------------------------------------
  The following table sets forth certain selected historical financial data. The selected statement of operations data for each of the five years ended December 31, 1999 and statement of financial position data as of December 31, 1998, 1997, 1996 and 1995 have been derived from our audited statutory basis financial statements and notes thereto not included herein. The selected statement of operations data for the nine months ended September 30, 2000 and 1999 and statement of financial position data as of September 30, 2000 and December 31, 1999 have been derived from our unaudited interim statutory basis financial statements included elsewhere in this prospectus. The selected statement of financial position data as of September 30, 1999 has been derived from our unaudited interim statutory basis financial statements not included herein. All unaudited interim statutory basis financial data presented in the table below reflect all adjustments (consisting of normal, recurring accruals) necessary for a fair presentation of our financial position and results of operations for such periods. The results of operations for the nine months ended September 30, 2000 are not necessarily indicative of the results to be expected for the full year. The following selected financial data has been prepared in accordance with applicable statutory accounting practices.

  You should read the following selected historical financial data along with with other information including "Management's Discussion and Analysis" immediately following this section and our financial statements and the notes to the financial statements beginning on page 44.

  Past results do not necessarily indicate future results.
-------------------------------------------------------------------------------

                                                          SELECTED FINANCIAL DATA
                                                 For the Nine Months
                                                 ended September 30,                For the Year ended December 31,
                                                 --------------------   ---------------------------------------------------------
                                                   2000        1999       1999        1998        1997        1996         1995
                                                 ----------  ---------  ----------  ----------  ----------  ----------  -----------
                                                                                  (in millions)
STATEMENT OF OPERATIONS DATA:
  Premiums, annuity considerations and pension
    fund contributions.........................  $ 6,278.1   $7,577.5   $ 9,622.9   $ 8,844.0   $ 7,371.6   $ 8,003.1    $ 8,127.8
  Net investment income........................    2,501.0    2,215.4     3,033.4     2,956.2     2,856.1     2,803.1      2,678.5
  Other, net...................................      195.5      201.2       241.9       233.8       196.4       128.5        142.4
                                                 ---------   --------   ---------   ---------   ---------   ---------    ---------
                                                   8,974.6    9,994.1    12,898.2    12,034.0    10,424.1    10,934.7     10,948.7
TOTAL REVENUES
 Total benefits and expenses                     $ 8,171.4  $ 9,379.5   $12,187.9   $10,983.7   $ 9,539.7   $10,114.2    $10,075.2
 Federal income tax expense (credit)...........       (3.3)    (106.7)     (216.9)       (2.8)       18.9       107.1        128.5
 Net realized capital gains (losses)...........       60.1       61.5        29.0         0.7       (89.8)      (43.6)        21.2
                                                 ---------  ---------   ---------   ---------   ---------   ---------    ---------
     Net gain .................................  $   492.9  $   455.8   $   495.1   $   607.8   $   377.5   $   270.4    $   300.3
                                                 =========  =========   =========   =========   =========   =========    =========
BALANCE SHEET DATA:
 Total assets..................................  $60,900.9  $60,810.3   $60,731.8   $58,362.5   $55,445.7   $53,591.5    $50,776.6
 Total obligations.............................   57,394.3   56,998.7    57,275.1    54,973.8    52,287.9    50,735.4     48,243.1
                                                 ---------  ---------   ---------   ---------   ---------   ---------    ---------
 Total policyholders' contingency reserve......  $ 3,506.6  $ 3,811.6   $ 3,456.7   $ 3,388.7   $ 3,157.8   $ 2,856.1    $ 2,533.5

Note: Certain amounts in 1997, 1996 and 1995 have been reclassified to conform to the 1998 and 1999 presentation.

MANAGEMENT'S DISCUSSION AND ANALYSIS

Forward-Looking Information

  Our narrative analysis contains forward-looking statements that are intended to enhance the reader's ability to assess our future financial performance. Forward-looking statements include, but are not limited to, statements that represent our beliefs concerning future operations, strategies, financial results or other developments, and contain words and phrases such as "may," "expects," "should," or similar expressions. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. The following uncertainties, among others, may have such an impact; changes in economic conditions, including changes in interest rates and the performance of financial markets; changes in domestic and foreign laws, regulations and taxes; competitive pressures on product pricing and services; industry consolidation; and the relative success and timing of our business strategies.

Financial position

   Assets

  The principal business activities of John Hancock include individual and group life, individual annuity, long-term care and group annuity products. In addition, through its subsidiaries and affiliates, John Hancock also offers a wide range of investment management and advisory services and other related products including life insurance products for the Canadian market, sponsorship and distribution of mutual funds, real estate financing and management, and various other financial services. Investments in these subsidiaries and other affiliates are recorded on the statutory equity method. It is John Hancock's practice to segment its general account into various investment portfolios. Each portfolio is designed to meet the cash flow and investment needs of a line, or lines, of business. Notwithstanding such segmentation, all general account assets continue to support all general account liabilities.

   Assets - September 30, 2000 Compared to December 31, 1999

  John Hancock's holdings in investment grade (SVO classes 1 and 2) and medium grade (SVO class 3) bonds were 85.4% and 9.6% of total bonds, respectively, as of September 30, 2000. Most of the medium grade bonds were private placements that provided long-term financing for medium size companies. These bonds typically were protected by individually negotiated financial covenants and/or collateral. The balance consisted of 4.3% in lower grade bonds (SVO classes 4 and 5) and 0.8% of bonds in default (SVO class 6) as of September 30, 2000.

  Management believes that the John Hancock's commercial mortgage lending philosophy and practices are sound. John Hancock generally makes mortgage loans against properties with proven track records and high occupancy levels, and typically does not make construction or condominium loans nor lend more than 75% of the property's value at the date the loan is made. To assist in managing the credit risk of its mortgage loans, John Hancock uses a proprietary computer based mortgage risk analysis system. John Hancock has kept its problem commercial mortgages and real estate as a percent of invested assets at a minimum, with September 30, 2000 and December 31, 1999 at 0.4% and 0.5%, respectively. Restructured commercial loans in good standing totaled $57.9 million at September 30, 2000, a decrease from the December 31, 1999 level of $120.3 million.

  John Hancock had outstanding commitments to purchase long-term bonds, preferred and common stocks and other invested assets and issue real estate mortgages totaling $593.1 million, $10.3 million, $331.4 million, and $370.0 million, respectively, at September 30, 2000. If funded, the real estate mortgages would be fully collateralized by related properties. John Hancock monitors the creditworthiness of borrowers under long term bond commitments and requires collateral as deemed necessary. The majority of these commitments expire in 2001.

  John Hancock had $865.0 million in other invested assets at September 30, 2000, compared to $631.9 million at December 31, 1999. These assets provided diversity to the portfolio and consisted of investments such as partnership interests.
Separate account assets represented 25.8% and 27.6% of total assets at September 30, 2000 and December 31, 1999, respectively.

   Assets - December 31, 1999 Compared to December 31, 1998

  John Hancock's holdings in investment grade (SVO classes 1 and 2) and medium grade (SVO class 3) bonds were 86.3% and 8.5% of total bonds, respectively at December 31, 1999. Most of the medium grade bonds are private placements that provide long-term financing for medium size companies. These bonds typically are protected by individually negotiated financial covenants and/or collateral. The balance consists of 4.6% in lower grade bonds (SVO classes 4 and 5) and 0.6% of bonds in default (SVO class 6).

  Management believes that John Hancock's commercial mortgage lending philosophy and practices are sound. John Hancock generally makes mortgage loans against properties with proven track records and high occupancy levels, and typically does not make construction or condominium loans nor lend more than 75% of the property's value at the date the loan is made. To assist in managing the credit risk of its mortgage loans, John Hancock uses a proprietary computer based mortgage risk analysis system. John Hancock has kept its problem commercial mortgages and real estate as a percent of invested assets at a minimum, with 1999 and 1998 at 0.5% and 0.9%, respectively. Restructured commercial loans in good standing total $120.3 million at December 31, 1999, a decrease from the 1998 level of $230.5 million.

  John Hancock has outstanding commitments to purchase long-term bonds, preferred and common stocks and other invested assets and issue real estate mortgages totaling $706.7 million, $6.0 million, $281.1 million, and $194.6 million, respectively, at December 31, 1999. If funded, the real estate mortgages would be fully collateralized by related properties. John Hancock monitors the creditworthiness of borrowers under long term bond commitments and requires collateral as deemed necessary. The majority of these commitments expire in 2000.

 John Hancock has $631.9 million in other invested assets at December 31, 1999, compared to $721.0 million at December 31, 1998. These assets provide diversity to the portfolio and consist of investments such as partnership interests.

  Separate account assets represented 27.6% and 29.9% of total assets at December 31, 1999 and 1998, respectively.

   "Off-Balance Sheet" Financial Instruments

  John Hancock utilizes a variety of off-balance sheet financial instruments as part of its efforts to hedge and manage fluctuations in the market value of its investment portfolio attributable to changes in general interest rate levels and to manage duration mismatch of assets and liabilities. Those instruments include swaps, caps, floors, futures contracts, and equity collars.

  Interest rate swap agreements are used for the purpose of converting the interest rate characteristics (fixed or variable) of certain investments to match those of related insurance liabilities. Interest rate cap and floor agreements are used to manage exposure on underlying security values due to a rise in interest rates. Currency rate swap agreements are used to manage exposure to foreign exchange rate fluctuations.

  Financial futures contracts are utilized to hedge risks associated with interest rate fluctuations on sales of guaranteed investment contracts. John Hancock is subject to the risks associated with changes in the value of the underlying securities. However, such changes in value generally are offset by corresponding changes in the value of hedged items.

  Equity collar agreements are entered into to reduce the market exposure of John Hancock's common stock holdings. A collar consists of a call that limits
John Hancock's potential gain from appreciation in the stock price as well as a put that limits John Hancock's loss potential from a decline in the stock price.

  John Hancock's exposure to credit is the risk of loss from a counterparty failing to perform to the terms of the contract. John Hancock continually monitors its position and the credit ratings of the counterparties to these derivative instruments. John Hancock believes the risk of incurring losses due to nonperformance by its counterparties is remote and that such losses, if any, would be immaterial.

     Liabilities  at September 30, 2000 Compared to December 31, 1999

  At September 30, 2000, John Hancock's liabilities consisted principally of aggregate reserves for life policies and contracts of $20.2 billion and liabilities for guaranteed investment contracts of $13.2 billion. These liabilities were computed in accordance with commonly accepted actuarial standards and were based on actuarial assumptions that were in accordance with, or in aggregate were more conservative than, those called for in regulatory requirements. All reserves met the requirements of the insurance laws of the Commonwealth of Massachusetts. To ensure that reserves are adequate, asset adequacy testing is carried out each year.

  The Asset Valuation Reserve (AVR), required by the NAIC, was included in John Hancock's liabilities. At September 30, 2000, the AVR was $1,283.2 million, compared to $1,242.9 million at December 31, 1999. During 2000 and 1999, in connection with John Hancock's plans to dispose of certain real estate holdings, additional contributions were recorded that resulted in the AVR exceeding the prescribed maximum reserve level by $29.3 million at September 30, 2000. John Hancock received permission from the Massachusetts Division of Insurance to record its AVR in excess of the prescribed maximum level. Management believes John Hancock's level of reserve was adequate and made more conservative by the voluntary contributions.

  John Hancock had $15,742.0 million of separate account obligations at September 30, 2000 compared to $16,745.1 million at December 31, 1999. Obligations of the separate accounts are intended to be satisfied by separate account assets and not from assets of the general account.

  During 1997, John Hancock entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, John Hancock specifically denied any wrongdoing. John Hancock has established a litigation reserve in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement. The balance in the reserve was $98.1 million and $322.8 million as of September 30, 2000 and December 31, 1999, respectively. The reserve has been charged, net of the related tax effect, directly to policyholders' contingency reserves of John Hancock.

  Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by John Hancock. John Hancock will continue to update its estimate of the final cost of the settlement as the claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be reasonably estimated.

   Liabilities at December 31, 1999 Compared to December 31, 1998

  At December 31, 1999, John Hancock's liabilities consisted principally of aggregate reserves for life policies and contracts of $19.8 billion and liabilities for guaranteed investment contracts of $13.1 billion. These liabilities are computed in accordance with commonly accepted actuarial standards and are based on actuarial assumptions that are in accordance with, or in aggregate are more conservative than, those called for in regulatory requirements. All reserves meet the requirements of the insurance laws of the Commonwealth of Massachusetts. To ensure that reserves are adequate, asset adequacy testing is carried out each year.

  The Asset Valuation Reserve (AVR), required by the NAIC, is included in John Hancock's liabilities. At December 31, 1999, the AVR was $1,242.9 million, compared to $1,289.6 million at December

31, 1998. During 1999 and 1998, in connection with John Hancock's plans to dispose of certain real estate holdings, additional contributions were recorded that resulted in the AVR exceeding the prescribed maximum reserve level by $48.0 million at December 31, 1999. John Hancock received permission from the Massachusetts Division of Insurance to record its AVR in excess of the prescribed maximum level. Management believes John Hancock's level of reserve is adequate and made more conservative by the voluntary contributions.

  John Hancock has $16,760.8 million of separate account obligations at December 31, 1999 compared to $17,458.6 million at December 31, 1998. Obligations of the separate accounts are intended to be satisfied by separate account assets and not from assets of the general account.

  During 1997, John Hancock entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, John Hancock specifically denied any wrongdoing. John Hancock has established a litigation reserve in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement. The balance in the reserve was $322.8 million and $283.8 million as of December 31, 1999 and December 31, 1998, respectively. The reserve has been charged, net of the related tax effect, directly to policyholders' contingency reserves of John Hancock.

  Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by John Hancock. John Hancock will continue to update its estimate of the final cost of the settlement as the claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be reasonably estimated.

     Capital and Surplus Account at September 30, 2000 Compared to December 31, 1999

  Total Surplus, including the AVR, was $4.8 billion as of September 30, 2000 compared to $4.7 billion as of December 31, 1999. The current statutory accounting treatment of DAC taxes results in a reduction to John Hancock's surplus. These taxes result from a law that approximates acquisition expenses and then spreads the corresponding tax deductions over a period of years. The result is a DAC tax, which is collected immediately and is subsequently returned through tax deductions in later years. John Hancock continues to maintain a strong surplus position, and over the past five years, surplus plus investment reserves have grown by 98.0%. This increase was achieved primarily through earnings from operations. John Hancock's ratio of capital to general account admitted assets remained level at 10.6 % at September 30, 2000 compared to 10.7% at December 31, 1999.

     Capital and Surplus Account at December 31, 1999 Compared to December 31, 1998

  Total Surplus, including the AVR, is $4.7 billion as of December 31, 1999 compared to $4.7 billion as of December 31, 1998. The current statutory accounting treatment of DAC taxes results in a reduction to John Hancock's surplus. These taxes result from a law that approximates acquisition expenses and then spreads the corresponding tax deductions over a period of years. The result is a DAC tax, which is collected immediately and is subsequently returned through tax deductions in later years. John Hancock continues to maintain a strong surplus position, and over the past five years, surplus plus investment reserves has grown by 32.5%. This increase was achieved primarily through earnings from operations. John Hancock's ratio of capital to general account admitted assets grew from 7.4% at December 31, 1993, to 10.7% at December 31, 1999.

     Support Agreement

  John Hancock has a support agreement with John Hancock Variable Life Insurance Company (Variable Life, a wholly-owned affiliate) under which John Hancock agrees to continue directly or indirectly to own all of Variable Life's common stock and maintain Variable Life's net worth at not less than $1 million.

Results of Operations

     Nine Months Ended September 30, 2000 Compared to Nine Months Ended September 30, 1999

  Net gain from operations was $432.8 million for the nine months ended September 30, 2000 compared to $394.3 million for the nine months ended September 30, 1999. Operating gain before taxes was $429.5 million for the nine months ended September 30, 2000 compared to $287.6 million for the nine months ended September 30, 1999. Federal income taxes showed a tax credit of $3.3 million for the nine months ended September 30, 2000 compared to a $106.7 million credit for the nine months ended September 30, 1999.

  Operating gain before taxes for the Ordinary Life business was $105.0 million for the nine months ended September 30, 2000, a decrease of $30.7 million, from $135.7 million reported in the comparable prior year period. The decrease was mainly the result of a transfer of certain assets to the Corporate Account in the fourth quarter of 1999.

  Operating gain before taxes for the Individual Annuity business was $11.0 million for the nine months ended September 30, 2000, an increase of $17.0 million, from ($6.0) million reported in the comparable prior year period. This increase was the result of a widening of the spread between net investment income earned and interest credited to policyholders.

  Operating gain before taxes for the Group Annuity business was $194.6 million for the nine months ended September 30, 2000, a decrease of $16.4 million, from $211.0 million reported in the comparable prior year period

  Operating gain before taxes for the Group Accident and Health business was ($7.6) million for the nine months ended September 30, 2000, an increase of $19.6 million, from ($27.2) million reported in the comparable prior year period. The increase was attributable to the cession of the remainder of the group accident and health line of business to Unicare as well as a large portion of the group long-term care business to John Hancock Reinsurance Company, an indirect wholly-owned affiliate.

  Operating gain before taxes for the Accident and Health-Other business was ($141.7) million for the nine months ended September 30, 2000, a decrease of $111.7 million, from ($30.0) million reported in the comparable prior year period. The decrease was mainly the result of the acquisition of Fortis Long Term Care business during early 2000.

  Operating gain before taxes for the Corporate Account was $242.8 million for the nine months ended September 30, 2000, an increase of $259.1 million, from ($16.3) million reported in the comparable prior year period. The increase was the result of a transfer of certain assets to the Corporate Account in the fourth quarter of 1999.

  Realized capital gains before federal income tax and before transfers to the Interest Maintenance Reserve (IMR) were $56.7 million for the nine months ended September 30, 2000 compared to a gain of $237.2 million for the nine months ended September 30, 1999. Federal income tax benefits on capital gains were $2.6 million for the nine months ended September 30, 2000 compared to expenses of $149.4 million for the nine months ended September 30, 1999. As prescribed by the NAIC, interest related capital gains are transferred to the IMR and amortized into income in future years. Transfers from the IMR were $0.8 million for the nine months ended September 30, 2000 compared to transfers to the IMR of $26.2 million for the nine months ended September 30, 1999. John Hancock's IMR was $224.2 million at September 30, 2000 and will be amortized into income over a period up to 30 years.

  John Hancock has a number of workers compensation and personal accident reinsurance arrangements where it assumes risks as a reinsurer and also passes 100% of the risks on to other companies except for uncollectible reinsurance, which is 95% reinsured. This business has become the subject of widespread legal disputes whereby companies that assumed the business may seek to avoid their reinsurance obligations. John Hancock is currently negotiating with the reinsurers and other firms to limit the losses. As of September 30, 2000, based on presently available information from these negotiations, John Hancock holds an allowance for unrecoverable reinsurance of $124.4 million. John Hancock believes that any exposure to loss from this issue, in addition to amounts already provided for as of September 30, 2000, would not be material.

     Year Ended December 31, 1999 Compared to Year Ended December 31, 1998

  Net gain from operations was $466.1 million in 1999 compared to $607.1 million in 1998. Operating gain before taxes was $249.2 million in 1999 compared to $604.3 million in 1998. Federal income taxes show a tax credit of $216.9 million in 1999 compared to a $2.8 million credit in 1998.

  The results of operations for the Ordinary Life line of business decreased, on a before tax basis, by $237.6 million from the prior year to $76.1 million. Several nonrecurring items contributed to the decrease, including expenses associated with John Hancock's demutualization and additional reserves for incurred but unreported death claim liabilities resulting from the large number of insureds who failed to respond to demutualization mailings.

  The results of operations for the Individual Annuity line of business decreased $60.4 million on a before tax basis. This decrease is due in part to a one-time reinsurance settlement adjustment with John Hancock's subsidiary, John Hancock Variable Life Insurance Company.

  The results of operations for the Group Annuities line of business increased, on a before tax basis, by $13.2 million from the prior year, while Group Life generated an $6.7 million increase in before tax gain from the prior year.

  Retail Long Term Care's net gain before tax decreased by $40.4 million from the prior year. This decrease is from new business strain and increases in reserves needed to support improved persistency over 1998.

  Realized capital gains before federal income tax and before transfers to the Interest Maintenance Reserve (IMR) were $260.3 million in 1999 compared to a gain of $303.6 million in 1998. Federal income taxes on capital gains were $178.3 million in 1999 compared to $171.7 million in 1998. As prescribed by the NAIC, interest related capital gains are transferred to the IMR and amortized into income in future years. Transfers to the IMR were $51.6 million in 1999 compared to $130.9 million in 1998. John Hancock's IMR was $261.7 million at December 31, 1999 and will be amortized into income over a period up to 30 years.

  John Hancock has a number of workers compensation and personal accident reinsurance arrangements where it assumed risks as a reinsurer and also passed 100% of the risks on to other companies except for uncollectible reinsurance which is 95% reinsured. This business has become the subject of widespread legal disputes whereby companies that assumed the business may seek to avoid their reinsurance obligations. John Hancock is currently negotiating with the reinsurers and other firms to limit the losses. As of December 31, 1999, based on presently available information from these negotiations, John Hancock established a provision for unrecoverable reinsurance of $186.1 million. This amount was charged directly to surplus. John Hancock believes that any exposure to loss from this issue, in addition to amounts already provided for as of December 31, 1999, would not be material.

Cash Flow and Liquidity

  John Hancock's cash inflow consists of premiums on individual insurance, premiums and deposits on annuity contracts, income from investments, and proceeds from the maturity, redemptions, and sales of investments. John Hancock's cash outflow consists of claim payments and other maturing insurance and annuity contract obligations, payments on policy loans or on contract terminations, funding of investment commitments, operating expenses, and policyholder dividends. Cash outflow requirements are satisfied by a combination of net premiums received, deposits and investment cash flows.

     Cash Flow and Liquidity as of September 30, 2000

  John Hancock's liquidity resources totaled $28.3 billion, which included cash ($0.1 billion), public bonds ($14.5 billion), investment grade, private placement bonds ($11.2 billion), unaffiliated preferred stock ($1.0 billion), unaffiliated common stock ($0.5 billion), and borrowing capacity ($1.0 billion). Management believes the availability of these liquidity resources strongly positioned John Hancock to meet all of its obligations to policyholders and others.

  John Hancock had two $500 million lines of credit from syndicates of banks led by Chase Manhattan Bank and Fleet. As of September 30, 2000, no amounts were borrowed under this agreement.

  Potential uses of immediate cash to meet contractholder needs arise from Annuity and Deposit liabilities. As of September 30, 2000, these liabilities were $41.8 billion for general and separate accounts combined. Of that amount, $16.7 billion was in the separate account where liquidity needs and costs are generally borne by the contractholders. Of the $25.2 billion in general account liabilities, $5.5 billion were subject to discretionary withdrawal of which $1.8 billion of individual annuities were subject to surrender charges of at least 5%.

   Cash Flow and Liquidity as of December 31, 1999

  John Hancock's cash inflow consists of premiums on individual insurance, premiums and deposits on annuity contracts, income from investments, and proceeds from the maturity, redemptions, and sales of investments. John Hancock's cash outflow consists of claim payments and other maturing insurance and annuity contract obligations, payments on policy loans or on contract terminations, funding of investment commitments, operating expenses, and policyholder dividends. Cash outflow requirements are satisfied by a combination of net premiums received, deposits and investment cash flows.

  John Hancock's liquidity resources total $27.0 billion which includes cash ($0.3 billion), public bonds ($11.3 billion), investment grade private placement bonds ($13.0 billion), unaffiliated preferred stock ($0.9 billion), unaffiliated common stock ($0.5 billion), and borrowing capacity ($1.0 billion). Management believes the availability of these liquidity resources strongly positions John Hancock to meet all of its obligations to policyholders and others.

  John Hancock has two $500 million lines of credit from syndicates of banks led by Morgan Guaranty Trust Company of New York and Bank of Boston. As of December 31, 1999, no amounts have been borrowed under this agreement.

  Potential uses of immediate cash to meet contractholder needs arise from Annuity and Deposit liabilities. As of December 31, 1999, these liabilities are $40.3 billion for general and separate accounts combined. Of that amount, $15.5 billion is in the separate account where liquidity needs and costs are generally borne by the contractholders. Of the $24.8 billion in general account liabilities, $5.4 billion is subject to discretionary withdrawal of which $1.7 billion of individual annuities are subject to surrender charges of at least 5%.

Demutualization

  On February 1, 2000, the Plan of Reorganization (the Plan), which was adopted by the Board of Directors on August 31, 1999, became effective. On that date, John Hancock converted, pursuant to Massachusetts insurance law, from a Massachusetts mutual life insurance company to a Massachusetts stock life insurance company, and became a wholly owned subsidiary of John Hancock Financial Services, Inc., whose shares were sold in an initial public offering on the same date. Under the Plan, eligible policyholders received shares of John Hancock Financial Services, Inc. or cash in exchange for their policyholders' membership interests in John Hancock. In conjunction with the conversion, John Hancock changed its name from John Hancock Mutual Life Insurance Company to John Hancock Life Insurance Company. The Plan was approved by a majority vote of policyholders on November 30, 1999, and by the Massachusetts Department of Insurance on December 9, 1999.

  In 1999, in preparation for the demutualization, John Hancock created a corporate account and transferred to that account certain corporate assets and liabilities. Our participating pension line of business previously owned some of the transferred assets. Our contracts with those contractholders required us to credit their accounts with an amount equal to the fair value of the assets on the date of the transfer, which was determined to be $170.8 million. This amount was charged directly to surplus.

Separate Accounts

  State laws permit insurers to establish separate accounts in which to hold assets backing certain policies or contracts, including variable life insurance policies and variable annuity contracts. The insurance company maintains the investments in each separate account apart from other separate accounts and the general account. The investment results of the separate account assets are passed through directly to the account's policyholders or contract owners. The insurance company derives certain fees from, but bears no investment risk on, these assets. Other than amounts derived from or otherwise attributable to John Hancock's general account, assets of its separate accounts are not available to fund the liabilities of its general account.

Competition

  The life insurance business is highly competitive. There are approximately 1,300 stock and other types of insurers in the life/health insurance business in the United States. According to the July, 1999 issue of Best's Review Life/Health, John Hancock ranks 9th in terms of net premiums written during 1998.

Regulation

  John Hancock complies with extensive state regulation in the jurisdictions in which it does business. This extensive state regulation along with proposals to adopt a federal regulatory framework may in the future adversely affect John Hancock's ability to sustain adequate returns. John Hancock's business also could be adversely affected by:

 . changes in state law relating to asset and reserve valuation requirements;

 . limitations on investments and risk-based capital requirements;  and,

 . at the federal level, laws and regulations that may affect certain aspects of the insurance industry.

  States levy assessments against John Hancock companies as a result of participation in various types of state guaranty associations, state insurance pools for the uninsured or other arrangements.

  Regulators have discretionary authority to limit or prohibit an insurer from issuing new business to policyholders if the regulators determine that:

 .  such insurer is not maintaining minimum statutory surplus or capital, or

 . further transaction of business would be hazardous to the policyholders.

  Based upon their current or anticipated levels if statutory surplus and the volume of their new sales, John Hancock and its affiliates do not believe regulations will limit their issuance of new insurance business.

  Although the federal government does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal laws and regulations may significantly affect the insurance business by removing barriers preventing banks from engaging in the insurance business, limiting medical testing for insurability, changing the tax laws affecting the taxation of insurance companies and insurance products, and prohibiting the use of gender in determining insurance and pension rates and benefits. Such initiatives could impact the relative desirability of various personal investment vehicles.

     ERISA

  John Hancock acts as a fiduciary and is subject to regulation by the DOL when providing a variety of products and services to employee benefit plans governed by the Employee Retirement Income Security Act of 1974 ("ERISA"). Significant penalties and liabilities are imposed by ERISA on fiduciaries that violate ERISA's prohibited transaction or other provisions by breaching their duties with respect to ERISA covered plans.

  Relying on the language of ERISA and DOL interpretations, the insurance industry had believed that general account assets were not ERISA plan assets and had structured its business accordingly. In a 1993 ruling in Harris Trust and Savings Bank, as Trustee of Sperry Master Retirement Trust No. 2 v. John Hancock Mutual Life Insurance Company, however, the United States Supreme Court decided against John Hancock and determined that certain funds held by John Hancock in connection with the general account group annuity contract issued to the Trustee of the Sperry Master Retirement Trust No. 2 were plan assets for ERISA purposes. Accordingly, the Supreme Court concluded that John Hancock was subject to ERISA's fiduciary rules in connection with those assets. Consequently, the case was remanded to the district court for a determination of whether John Hancock's handling of those assets violated ERISA. The plaintiff in the suit claimed that John Hancock had violated ERISA's fiduciary rules in administering this group annuity contract. The plaintiff claimed the Sperry Master Retirement Trust No. 2 had been damaged by these alleged violations; however, the plaintiff did not specify the dollar amount of its damages. John Hancock denies that its actions have violated ERISA in any way.

  The Supreme Court decision raised the possibility that common industry practices developed in reliance on the DOL's position could give rise to significant retroactive liability under ERISA fiduciary rules. Legislation enacted in 1996, however, addresses the difficulties created by the retroactive application of the Supreme Court's decision by prohibiting suits like Harris Trust with respect to transactions which occur prior to July 2001. Further, the Department of Labor has issued regulations defining how these contracts are to be administered in order to avoid similar claims in the future. Under the legislation, insurers are provided a grace period until July 2001 to bring their general account operations into compliance with ERISA and new DOL regulations. The regulations promulgated by the DOL should provide sufficient direction to enable insurers like John Hancock to eliminate the potential for Harris Trust liability in the future.

  However, the Harris Trust litigation itself is not affected by the legislation, which does not apply to litigation commenced before November 7, 1995. This case was tried before a judge, and on November 22, 2000, the Federal District Court for the Southern District of New York awarded approximately $19.5 million in damages to Harris Trust, as Trustee of the Sperry Master Retirement Trust No. 2. The award also includes unspecified amounts for pre-judgment interest, attorneys fees and other costs, which have yet to be determined and which could exceed three times the specified damages. John Hancock believes that the case was wrongly decided and intends to appeal this decision. Any rulings in this case, either at the district court level or on appeal, should not affect any other contract issued by John Hancock and should not give rise to other lawsuits because of the protection provided by the recently enacted federal legislation and DOL regulations. There are, in fact, no other lawsuits of this type pending against John Hancock at this time.

     Federal Securities Laws

  Federal securities laws contain regulatory restrictions and criminal, administrative and private remedial provisions, which are applicable to John Hancock. Certain of John Hancock's investment advisory activities are subject to federal and state securities laws and regulations. All of John Hancock's separate investment accounts that fund retail variable annuity contracts and retail variable life insurance products issued by John Hancock, other than those which fund private placement investment options that are exempt from registration or support investment options that are also exempt from registration, are registered both under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act. Institutional products such as group annuity contracts, guaranteed investment contracts and funding agreements are sold to tax qualified pension plans or are sold to other sophisticated investors as "private placement," and are exempt from registration under both the Securities Act and the Investment Company Act.

           LIST OF DIRECTORS AND EXECUTIVE OFFICERS OF JOHN HANCOCK

  The Directors and Executive Officers of John Hancock and their principal occupations during the past five years are as follows:

    Directors                                Principal Occupations
    ---------                                ---------------------
    Stephen L. Brown....... Chairman of the Board, John Hancock

    David F. D'Alessandro.. President and Chief Executive Officer, John Hancock

    Foster L. Aborn........ Director, formerly Vice Chairman of the Board and
                            Chief Investment Officer, John Hancock

    Samuel W. Bodman....... Chairman of the Board and Chief Executive Officer,
                            Cabot Corporation (chemicals)

    I. MacAllister Booth... Retired Chairman of the Board and Chief Executive
                            Officer, Polaroid Corporation (photographic products)

    Wayne A. Budd.......... Executive Vice President and General Counsel, John
                            Hancock

    John M. Connors, Jr.... Chairman and Chief Executive Officer and Director,
                            Hill, Holliday, Connors, Cosmopoulos, Inc.
                            (advertising).

    Robert E. Fast......... Senior Partner, Hale and Dorr (law firm).

    Kathleen F. Feldstein.. President, Economic Studies, Inc. (economic consulting).

    Nelson S. Gifford...... Principal, Fleetwing Capital Management (financial services)

    Michael C. Hawley...... Chairman and Chief Executive Officer, The Gillette
                            Company (razors, etc.)

    Edward H. Linde........ President and Chief Executive Officer, Boston
                            Properties, Inc. (real estate)

    Judith A. McHale....... President and Chief Operating Officer, Discovery
                            Communications, Inc. (multimedia communications)

    E. James Morton........ Director, formerly Chairman of the Board and Chief
                            Executive Officer, John Hancock

    R. Robert Popeo........ Chairman, Mintz, Levin, Cohn, Ferris, Glovsky and
                            Popeo (law firm)

    Richard F. Syron....... Chairman of the Board, President and Chief Executive
                            Officer, Thermo Electron Corp. (scientific and industrial instruments)

    Robert J. Tarr, Jr..... Former President, Chief Executive Officer and Chief
                            Operations Officer, Harcourt General, Inc.
                            (publishing)


Other Executive Officers
------------------------

Thomas E. Moloney...... Chief Financial Officer

Derek Chilvers......... Chairman and Chief Executive Officer of John Hancock
                        International Holdings, Inc.

John M. DeCiccio....... Executive Vice President and Chief Investment Officer

Maureen R. Ford........ President, Broker-Dealer Distribution and Financial
                        Advisory Network

Kathleen M. Graveline.. Executive Vice President - Retail

Barry J. Rubenstein.... Vice President, Counsel and Secretary

  The business address of all Directors and officers of John Hancock is John Hancock Place, Boston, Massachusetts 02117.

  Executive officers of John Hancock also serve one or more of the affiliated companies of John Hancock. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of John Hancock.

   Executive Compensation

  The following table provides information on the compensation paid to executive officers of John Hancock where the amount of compensation allocated to John Hancock exceeded $100,000 during 1999. Directors of John Hancock receive no compensation in addition to their compensation as employees of John Hancock, except where otherwise indicated below.

                                                               Annual compensation                         Long-Term Compensation
                                                               -------------------                         -----------------------
                  Name                             Title              Salary        Bonus       Other         LTIP        All Other
                  ----                             -----              ------        -----       -----         ----        ---------
Stephen L. Brown                          Chairman                  $700,000     $ 1,000,000  $49,972     $1,062,475         $0
David F. D'Alessandro                     President and Chief       $613,847     $   420,000  $41,572     $  660,447         $0
                                          Executive Officer
Foster L. Aborn                           Director and Chief        $414,400     $   310,800  $52,596     $  581,232         $0
                                          Investment Officer
 Thomas E. Moloney                        Chief Financial Officer   $309,000     $   185,400  $59,211     $  301,820         $0
 Richard Scipione                         Retired General Counsel   $355,000     $   177,500  $64,239     $  351,183         $0

 Variations in Charges or Rates for Eligible Classes

  We may allow a reduction in or the elimination of the withdrawal charge, or an increase in a credited interest rate. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

  The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

 . the size of the premium payment,

 . the size of the group or class,

 . the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

 . the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

 . the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or

 . the level of commissions paid to selling broker-delaers or certain financial instituions with respect to contracts within the same group or class.

    We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges or rates will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

Distribution of contracts

  John Hancock Funds, Inc. ("JHFI") and Signator Investors, Inc.("Signator") act as principal distributors of the contracts sold through this prospectus. JHFI and Signator are each registered as a broker-dealer under the Securities Exchange Act of 1934, and each is a member of the National Association of Securities Dealers, Inc. JHFI's address is 101 Huntington Avenue, Boston, Massachusetts 02199. Signator's address is 200 Clarendon Street, John Hancock Place, Boston, Massachusetts 02117.

  You can purchase a contract through registered representatives of broker-dealers and certain financial institutions who have entered into selling agreements with John Hancock and JHFI, or with John Hancock and Signator. We pay broker-dealers compensation for promoting, marketing and selling our variable insurance and variable annuity products. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangments. Signator will also pay its own registered representatives for sales of the contracts to their customers. We do not expect the compensation we pay to such broker-dealers (including Signator) and financial institutions to exceed 8.0% of premium payments (on a present value
basis) for sales of the contracts described in this prospectus.   For limited
periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither John Hancock nor JHFI nor Signator is obligated to sell any particular amount of contracts. We also reimburse JHFI and Signator for direct and indirect expenses actually incurred in connection with the marketing of these contracts. Both JHFI and Signator are subsidiaries of John Hancock.

Experts

  The financial statements of John Hancock as of December 31, 1999 and 1998 and for the years then ended audited by Ernst & Young LLP, independent auditors have been included herein in reliance on their reports which appear elsewhere herein, given on their authority as experts in accounting and auditing.

Registration statement

  John Hancock complies with the reporting requirements of the Securities Act of 1934. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

  This prospectus omits certain information contained in the registration statement that we filed with the SEC.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Directors and Policyholders
John Hancock Mutual Life Insurance Company

  We have audited the accompanying statutory-basis statements of financial position of John Hancock Mutual Life Insurance Company as of December 31, 1999 and 1998, and the related statutory-basis statements of operations and changes in policyholders' contingency reserves and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance, which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States also are described in Note 1. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

  In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of John Hancock Mutual Life Insurance Company at December 31, 1999 and 1998 or the results of its operations or its cash flows for the years then ended.

  However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of John Hancock Mutual Life Insurance Company at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance.


                                                               ERNST & YOUNG LLP

Boston, Massachusetts
March 10, 2000

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION


                                                          December 31
                                                    -----------------------
                                                       1999        1998
                                                    ----------  -----------
                                                        (in millions)
Assets
Bonds--Note 6....................................   $26,188.1    $23,353.0
Stocks:
  Preferred......................................       926.6        844.7
  Common.........................................       458.4        269.3
  Investments in affiliates......................     1,465.8      1,520.3
                                                    ---------    ---------
                                                      2,850.8      2,634.3
Mortgage loans on real estate--Note 6............     9,165.9      8,223.7
Real estate:
  Company occupied...............................       366.6        372.2
  Investment properties..........................       501.7      1,472.1
                                                    ---------    ---------
                                                        868.3      1,844.3
Policy loans.....................................     1,577.8      1,573.8
Cash items:
  Cash in banks and offices......................       292.6        241.5
  Temporary cash investments.....................       868.0      1,107.4
                                                    ---------    ---------
                                                      1,160.6      1,348.9
Premiums due and deferred........................       234.8        253.4
Investment income due and accrued................       574.8        527.5
Other general account assets.....................     1,364.7      1,156.6
Assets held in separate accounts.................    16,746.0     17,447.0
                                                    ---------    ---------
TOTAL ASSETS.....................................   $60,731.8    $58,362.5
                                                    =========    =========

The accompanying notes are an integral part of the statutory-basis financial statements.

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION


                                                         December 31
                                                     -----------------------
                                                       1999         1998
                                                     ----------  -----------
                                                        (in millions)
Obligations and Policyholders' Contingency Reserves
OBLIGATIONS
  Policy reserves.................................   $20,574.1    $19,804.8
  Policyholders' and beneficiaries' funds.........    16,128.3     14,216.9
  Dividends payable to policyholders..............       464.8        449.1
  Policy benefits in process of payment...........       132.3        111.4
  Other policy obligations........................       304.7        322.6
  Asset valuation reserve--Note 1.................     1,242.9      1,289.6
  Federal income and other accrued Taxes--Note 1..       (12.1)       211.5
  Other general account obligations...............     1,695.0      1,109.3
  Obligations related to separate accounts........    16,745.1     17,458.6
                                                     ---------    ---------
TOTAL OBLIGATIONS.................................    57,275.1     54,973.8
POLICYHOLDERS' CONTINGENCY RESERVES
  Surplus note--Note 2............................       450.0        450.0
  Special contingency reserve for group insurance.       153.4        160.0
  General contingency reserve.....................     2,853.3      2,778.7
                                                     ---------    ---------
TOTAL POLICYHOLDERS' CONTINGENCY RESERVES.........     3,456.7      3,388.7
                                                     ---------    ---------
TOTAL OBLIGATIONS AND POLICYHOLDERS' CONTINGENCY
 RESERVES.........................................   $60,731.8    $58,362.5
                                                     =========    =========

The accompanying notes are an integral part of the statutory-basis financial statements.

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

STATUTORY-BASIS STATEMENTS OF OPERATIONS AND CHANGES
IN POLICYHOLDERS' CONTINGENCY RESERVES


                                                        Year ended December 31
                                                        -----------------------
                                                           1999          1998
                                                        ---------     ---------
                                                             (In millions)
Income
  Premiums, annuity considerations and pension fund
    contributions.....................................  $ 9,622.9     $ 8,844.0
  Net investment income--Note 4.......................    3,033.4       2,956.2
  Other, net..........................................      241.9         233.8
                                                        ---------     ---------
                                                         12,898.2      12,034.0
Benefits and Expenses
  Payments to policyholders and beneficiaries:
     Death benefits...................................      675.6         582.9
     Accident and health benefits.....................       94.4          76.9
     Annuity benefits.................................    1,734.3       1,612.4
     Surrender benefits and annuity fund
      withdrawals.....................................    7,410.6       6,712.4
     Matured endowments...............................       18.6          20.7
                                                        ---------     ---------
                                                          9,933.5       9,005.3
  Additions to reserves to provide for future
    payments to policyholders and beneficiaries.......    1,238.9       1,106.7
  Expenses of providing service to policyholders
    and obtaining new insurance:
     Field sales compensation and expenses............      248.8         290.7
     Home office and general expenses.................      717.8         529.0
  Payroll, state premium and miscellaneous taxes......       48.9          52.0
                                                        ---------     ---------
                                                         12,187.9      10,983.7
                                                        ---------     ---------
        GAIN FROM OPERATIONS BEFORE DIVIDENDS TO
         POLICYHOLDERS, FEDERAL INCOME TAXES AND
         NET REALIZED CAPITAL GAINS...................      710.3       1,050.3
Dividends to policyholders............................      461.1         446.0
Federal income tax credit--Note 1.....................     (216.9)         (2.8)
                                                        ---------     ---------
                                                            244.2         443.2
                                                        ---------     ---------
        GAIN FROM OPERATIONS BEFORE NET REALIZED
         CAPITAL GAINS................................      466.1         607.1
Net realized capital gains--Note 5....................       29.0           0.7
                                                        ---------     ---------
        NET INCOME....................................      495.1         607.8
Other increases/(decreases) in policyholders'
 contingency reserves:
  Net unrealized capital losses and other
    adjustments--Note 5...............................     (147.0)       (214.5)
  Prior years' federal income taxes...................      (21.9)        (25.5)
  Other reserves and adjustments, net--Notes 1, 7
    and 13............................................     (258.2)       (136.9)
                                                        ---------     ---------
        NET INCREASE IN POLICYHOLDERS' CONTINGENCY
         RESERVES.....................................       68.0         230.9
Policyholders' contingency reserves at beginning of
 year.................................................    3,388.7       3,157.8
                                                        ---------     ---------
POLICYHOLDERS' CONTINGENCY RESERVES AT END OF YEAR....  $ 3,456.7     $ 3,388.7
                                                        =========     =========

The accompanying notes are an integral part of the statutory-basis financial statements.

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

STATUTORY-BASIS STATEMENTS OF CASH FLOWS


                                                      Year ended December 31
                                                     ------------------------
                                                        1999          1998
                                                     ----------    ----------
                                                          (In millions)
Cash Flows from Operating Activities:
  Insurance premiums, annuity considerations and
    deposits........................................ $  9,816.6    $  8,945.5
  Net investment income.............................    2,966.1       2,952.8
  Benefits to policyholders and beneficiaries.......  (10,047.9)     (9,190.4)
  Dividends paid to policyholders...................     (445.4)       (396.6)
  Insurance expenses and taxes......................   (1,015.3)       (874.4)
  Net transfers from separate accounts..............    1,436.6         131.1
  Other, net........................................     (264.2)       (181.7)
                                                     ----------    ----------
     NET CASH PROVIDED FROM OPERATIONS..............    2,446.5       1,386.3
                                                     ----------    ----------
Cash Flows used in Investing Activities:
  Bond purchases....................................  (15,946.3)    (12,403.6)
  Bond sales........................................   10,098.5       8,447.8
  Bond maturities and scheduled redemptions.........    2,443.9       2,537.7
  Bond prepayments..................................      644.9       1,202.7
  Stock purchases...................................   (2,546.2)       (623.2)
  Proceeds from stock sales.........................    2,174.0         378.4
  Real estate purchases.............................     (188.7)       (147.6)
  Real estate sales.................................    1,258.4         630.5
  Other invested assets purchases...................     (127.9)       (185.3)
  Proceeds from the sale of other invested assets...      358.4         120.5
  Mortgage loans issued.............................   (2,254.2)     (1,978.5)
  Mortgage loan repayments..........................    1,267.3       1,575.6
  Other, net........................................      183.1         (38.6)
                                                     ----------    ----------
     NET CASH USED IN INVESTING ACTIVITIES..........   (2,634.8)       (483.6)
                                                     ----------    ----------
Cash Flows used in Financing Activities:
  Net decrease in short-term note payable...........        0.0         (75.0)
  Repayment of REMIC notes payable..................        0.0        (203.6)
                                                     ----------    ----------
     NET CASH USED IN FINANCING ACTIVITIES..........        0.0        (278.6)
                                                     ----------    ----------
(DECREASE) INCREASE IN CASH AND TEMPORARY CASH
 INVESTMENTS........................................     (188.3)        624.1
Cash and temporary cash investments at beginning of
 year...............................................    1,348.9         724.8
                                                     ----------    ----------
CASH AND TEMPORARY CASH INVESTMENTS AT END OF YEAR.. $  1,160.6    $  1,348.9
                                                     ==========    ==========

The accompanying notes are an integral part of the statutory-basis financial statements.

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

NOTE 1--NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING PRACTICES

John Hancock Mutual Life Insurance Company (the Company) provides a broad range of financial services and insurance products. Pursuant to a Plan of Reorganization, effective February 1, 2000, the Company converted from a mutual life insurance company to a stock life insurance company and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. See Note 15--Subsequent Events.

The Company offers financial products in two major groups: (i) its retail business, which offers protection and asset gathering products primarily to retail consumers; and (ii) the investment and pension business, which offers guaranteed and structured financial products primarily to institutional customers. In addition, there is a corporate business unit. The Company's reportable business units are strategic business units offering different products and services. The reportable business units are managed separately, as they focus on different products, markets or distribution channels.

In the Retail-Protection business unit, the Company offers a variety of individual life insurance and individual and group long-term care insurance products, including participating whole life, term life, and retail and group long-term care insurance. Products are distributed through multiple distribution channels, including insurance agents and brokers and alternative distribution channels that include banks, financial planners, direct marketing and the Internet.

In the Retail-Asset Gathering business unit, the Company offers individual annuities, consisting of fixed deferred annuities, fixed immediate annuities, single premium immediate annuities, and variable annuities. This business unit distributes its products through distribution channels including insurance agents and brokers affiliated with the Company, securities brokerage firms, financial planners, and banks.

In the Investment and Pension business unit, the Company offers a variety of retirement products to qualified defined benefit plans, defined contribution plans and non-qualified buyers. The Company's products include guaranteed investment contracts, funding agreements, single premium annuities, and general account participating annuities and fund type products. These contracts provide non-guaranteed, partially guaranteed, and fully guaranteed investment options through general and separate account products. The business unit distributes its products through a combination of dedicated regional representatives, pension consultants and investment professionals.

The Corporate business unit primarily consists of certain corporate operations and businesses that are either disposed or in run-off. Corporate operations primarily include certain financing activities, income on capital not specifically allocated to the business units and certain non-recurring expenses not allocated to the business units. The disposed businesses primarily consist of group health operations.

The Company established a "corporate account" as part of the Corporate business unit to facilitate the capital management process. The corporate account contains capital not allocated to support the operations of the Company's business units.

Late in the fourth quarter of 1999, the Company transferred certain assets from the business units to the corporate account. These assets include investments in certain subsidiaries and the home office real estate complex (collectively referred to as "corporate purpose assets"). Historically, the Company has allocated the investment performance or other earnings of corporate purpose assets among all of the business units. However, subsequent to the conversion to a stock life insurance company, the Company will centrally manage the performance of corporate purpose assets through the corporate account.

The asset transfer directly affected certain group pension participating contractholders because those contracts have participating features under which crediting rates and dividends are affected directly by portfolio earnings. Certain

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

NOTE 1--NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING PRACTICES--Continued

participating contractholders participate in contract experience related to net investment income and realized capital gains and losses in the general account. These participating contractholders were compensated for transferred assets based on the fair value of the assets transferred, which amounted to $771.7 million. These participating contractholders were credited with their portion of the difference between the fair value and carrying value of the assets transferred through the crediting rates and dividends on their contracts. The after-tax amount of the transfer was $170.8 million which was charged directly to policyholders' contingency reserve.

The Company is domiciled in the Commonwealth of Massachusetts and licensed in all fifty of the United States, the District of Columbia, Puerto Rico, Guam, the US Virgin Islands, and Canada.

The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

Basis of Presentation: The financial statements have been prepared using accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners (NAIC), which practices differ from generally accepted accounting principles (GAAP).

The significant differences from GAAP include: (1) policy acquisition costs are charged to expense as incurred rather than deferred and amortized over the related premium-paying period or future estimated gross profits or gross margins; (2) policy reserves are based on statutory mortality, morbidity, and interest requirements without consideration of withdrawals and Company experience; (3) certain assets designated as "nonadmitted assets" are excluded from the balance sheet by direct charges to surplus; (4) reinsurance recoverables are netted against reserves and claim liabilities rather than reflected as an asset; (5) bonds held as available for sale are recorded at amortized cost or market value as determined by the NAIC rather than at fair value; (6) an Asset Valuation Reserve and Interest Maintenance Reserve as prescribed by the NAIC are not calculated under GAAP. Under GAAP, realized capital gains and losses are reported in the income statement on a pretax basis as incurred and investment valuation allowances are provided when there has been a decline in value deemed other than temporary; (7) investments in affiliates are carried at their net equity value with changes in value being recorded directly to policyholders' contingency reserves rather than consolidated in the financial statements; (8) no provision is made for the deferred income tax effects of temporary differences between book and tax basis reporting; (9) certain items, including modifications to required policy reserves resulting from changes in actuarial assumptions are recorded directly to policyholders' contingency reserves rather than being reflected in income; and (10) surplus notes are reported as surplus rather than as liabilities. The effects of the foregoing variances from GAAP have not been determined, but are presumed to be material.

The significant accounting practices of the Company are as follows:

Pending Statutory Standards: During March 1998, the NAIC adopted codified statutory accounting principles ("Codification") effective January 1, 2001. Codification will likely change, to some extent, prescribed statutory accounting practices and may result in changes to the accounting practices that the Company uses to prepare its statutory-basis financial statements. Codification will require adoption by the various states before it becomes the prescribed statutory basis of accounting for insurance companies domesticated within those states. Accordingly, before Codification becomes effective for the Company, the Commonwealth of Massachusetts must adopt Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results to the Division of Insurance. At this time, it is anticipated that the Commonwealth of Massachusetts will

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

NOTE 1--NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING PRACTICES--Continued

adopt Codification effective January 1, 2001. The impact of any such changes on the Company's statutory surplus is not expected to be material.

Revenues and Expenses: Premium revenues are recognized over the premium-paying period of the policies whereas expenses, including the acquisition costs of new business, are charged to operations as incurred and policyholder dividends are provided as paid or accrued.

Cash and Temporary Cash Investments: Cash includes currency on hand and demand deposits with financial institutions. Temporary cash investments are short-term, highly liquid investments both readily convertible to known amounts of cash and so near maturity that there is insignificant risk of changes in value because of changes in interest rates.

Valuation of Assets: General account investments are carried at amounts determined on the following bases:

     Bond and stock values are carried as prescribed by the NAIC; bonds generally at amortized amounts or cost, preferred stocks generally at cost and common stocks at fair value. The discount or premium on bonds is amortized using the interest method.

     Investments in affiliates are included on the statutory equity method.

     Loan-backed bonds and structured securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from broker dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for interest-only securities, which are valued using the prospective method.

     The net interest effect of interest rate and currency rate swap transactions is recorded as an adjustment of interest income as incurred. The initial cost of interest rate cap and floor agreements is amortized to net investment income over the life of the related agreement. Gains and losses on financial futures contracts used as hedges against interest rate fluctuations are deferred and recognized in income over the period being hedged. Net premiums related to equity collar positions are amortized into income on a straight-line basis over the term of the collars. The collars are carried at fair value, with changes in fair value reflected directly in policyholders' contingency reserves.

     Mortgage loans are carried at outstanding principal balance or amortized cost.

     Investment and company-occupied real estate is carried at depreciated cost, less encumbrances. Depreciation on investment and company-occupied real estate is recorded on a straight-line basis. During 1998, the Company made a strategic decision to sell the majority of its commercial real estate portfolio. Properties with a book value of $1,057.3 million and $533.8 million were sold in 1999 and 1998, respectively, and an additional $125.3 million of real estate is expected to be sold in 2000. Net gains on the properties sold amounted to $140.8 million and $64.3 million in 1999 and 1998, respectively. Those properties to be sold subsequent to December 31, 1999 are carried at the lower of depreciated cost at the date a determination to sell was made or fair value. Accumulated depreciation amounted to $254.4 million and $370.0 million at December 31, 1999 and 1998, respectively.

     Real estate acquired in satisfaction of debt and real estate held for sale, which are classified with investment properties, are carried at the lower of cost or fair value.

     Policy loans are carried at outstanding principal balance, not in excess of policy cash surrender value.

     Other invested assets, which are classified with other general account assets, include real estate and energy joint ventures and limited partnerships and generally are valued based on the Company's equity in the underlying net assets.

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

NOTE 1--NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING PRACTICES--Continued

Asset Valuation and Interest Maintenance Reserves: The Asset Valuation Reserve
(AVR) is computed in accordance with the prescribed NAIC formula and represents a provision for possible fluctuations in the value of bonds, equity securities, mortgage loans, real estate and other invested assets. The Company historically makes additional contributions to the AVR in excess of the required amounts to account for potential losses and risks in the investment portfolio when the Company believes such provisions are prudent. In connection with the Company's plans to dispose of certain real estate holdings, during 1998, an additional contribution was recorded that resulted in the AVR exceeding the prescribed maximum reserve level by $48.0 million and $111.3 million at December 31, 1999 and 1998, respectively. The Company received permission from the Massachusetts Division of Insurance to record its AVR in excess of the prescribed maximum reserve level. Changes to the AVR are charged or credited directly to policyholders' contingency reserves.

The Company also records the NAIC prescribed Interest Maintenance Reserve (IMR) that represents that portion of the after tax net accumulated unamortized realized capital gains and losses on sales of fixed income securities, principally bonds and mortgage loans, attributable to changes in the general level of interest rates. Such gains and losses are deferred and amortized into income over the remaining expected lives of the investments sold. At December 31, 1999, the IMR, net of 1999 amortization of $51.4 million, amounted to $261.7 million that is included in other policy obligations. The corresponding 1998 amounts were $34.9 million and $261.6 million, respectively.

Property and Equipment: Data processing equipment, which amounted to $29.2 million in 1999 and $31.4 million in 1998 and is included in other general account assets, is reported at depreciated cost, with depreciation recorded on a straight-line basis. Non-admitted furniture and equipment also is depreciated on a straight-line basis. The useful lives of these assets range from three to twenty years. Depreciation expense was $19.7 million in 1999 and $20.1 million in 1998.

Separate Accounts: Separate account assets and liabilities reported in the accompanying statements of financial position represent funds that are separately administered, principally for annuity contracts and variable life insurance policies, and for which the contractholder, rather than the Company, generally bears the investment risk. Separate account obligations are intended to be satisfied from separate account assets and not from assets of the general account. Separate accounts generally are reported at fair value. The operations of the separate accounts are not included in the statement of operations; however, income earned on amounts initially invested by the Company in the formation of new separate accounts is included in other income.

Fair Value Disclosure of Financial Instruments: Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of fair value information about certain financial instruments, whether or not recognized in the statement of financial position, for which it is practicable to estimate the value. In situations where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Therefore, the aggregate fair value amounts presented do not represent the underlying value of the Company. See Note 14.

The methods and assumptions utilized by the Company in estimating its fair value disclosures for financial instruments are as follows:

     The carrying amounts reported in the statement of financial position for cash and temporary cash investments approximate their fair values.

     Fair values for public bonds are obtained from an independent pricing service. Fair values for private placement securities and publicly traded bonds not provided by the independent pricing service are estimated

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

NOTE 1--NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING PRACTICES--Continued

     by the Company by discounting expected future cash flows using current market rates applicable to the yield, credit quality and maturity of the investments.

     The fair values for common and preferred stocks, other than subsidiary investments, which are carried at equity values, are based on quoted market prices.

     The fair value for mortgage loans is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the underlying loans. Mortgage loans with similar characteristics and credit risks are aggregated into qualitative categories for purposes of the fair value calculations.

     The carrying amounts in the statement of financial position for policy loans approximate their fair values.

     Fair values for futures contracts are based on quoted market prices. Fair values for interest rate swap, cap and floor agreements, swaptions, and currency swap agreements and equity collar agreements are based on current settlement values. The current settlement values are based on brokerage quotes that utilize pricing models or formulas using current assumptions.

     The fair value for outstanding commitments to purchase long-term bonds and issue real estate mortgages is estimated using a discounted cash flow method incorporating adjustments for the difference in the level of interest rates between the dates the commitments were made and December 31, 1999. The fair value for commitments to purchase other invested assets approximates the amount of the initial commitment.

     Fair values for the Company's guaranteed investment contracts are estimated using discounted cash flow calculations, based on interest rates currently being offered for similar contracts with maturities consistent with those remaining for the contracts being valued. The fair value for fixed-rate deferred annuities is the cash surrender value, which represents the account value less applicable surrender charges. Fair values for immediate annuities without life contingencies and supplementary contracts without life contingencies are estimated based on discounted cash flow calculations using current market rates.

Capital Gains and Losses: Realized capital gains and losses are determined using the specific identification method. Realized capital gains and losses, net of taxes and amounts transferred to the IMR, are included in net income. Unrealized gains and losses, which consist of market value and book value adjustments, are shown as adjustments to policyholders' contingency reserves.

Foreign Exchange Gains and Losses: Foreign exchange gains and losses are reflected as direct credits or charges to policyholders' contingency reserves through unrealized capital gains and losses.

Policy Reserves: Life, annuity, and accident and health benefit reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or the amounts required by the Commonwealth of Massachusetts Division of Insurance. Reserves for traditional individual life insurance policies are maintained using the 1941, 1958 and 1980 Commissioner's Standard Ordinary and American Experience Mortality Tables, with assumed interest rates ranging from 2 1/2% to 6%, and using principally the net level premium method for policies issued prior to 1978 and a modified preliminary term method for policies issued in 1979 and later. Annuity and supplementary contracts with life contingency reserves are based principally on modifications of the 1937 Standard Annuity Table, the Group Annuity Mortality Tables for 1951, 1971 and 1983, the 1971 Individual Annuity Mortality Table and the a-1983 Individual Annuity Mortality Table, with interest rates generally ranging from 2% to 8 3/4%.

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

NOTE 1--NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING PRACTICES--Continued

Reserves for deposit administration funds and immediate participation guarantee funds are based on accepted actuarial methods at various interest rates. Accident and health policy reserves generally are calculated using either the two-year preliminary term or the net level premium method based on various morbidity tables.

The statement value and fair value for investment-type insurance contracts are as follows:

                                                                      December 31, 1999     December 31, 1998
                                                                    --------------------  ---------------------
                                                                    Statement    Fair     Statement     Fair
                                                                      Value      Value      Value       Value
                                                                    ---------  ---------  ---------   ---------
                                                                                 (in millions)
Guaranteed investment contracts..................................   $13,111.6  $12,617.2  $12,666.9   $12,599.7
Fixed rate deferred and immediate annuities......................     4,685.7    4,656.9    4,375.0     4,412.2
Supplementary contracts without life contingencies...............        55.7       55.7       42.7        44.7
                                                                    ---------  ---------  ---------   ---------
                                                                    $17,853.0  $17,329.8  $17,084.6   $17,056.6
                                                                    =========  =========  =========   =========

Federal Income Taxes: Federal income taxes are reported in the financial statements based on amounts determined to be payable as a result of operations within the current accounting period. The operations of the Company and its subsidiaries and affiliates are combined in filing a consolidated federal income tax return for the group. The federal income taxes of the Company are determined on a separate return basis with certain adjustments.

Income before taxes differs from taxable income principally due to tax-exempt investment income, dividends-received tax deductions, the limitation placed on the tax deductibility of mutual companies' policyholder dividends, accelerated depreciation, differences in policy and contract liabilities for tax return and financial statement purposes, capitalization of policy acquisition expenses for tax purposes and other adjustments prescribed by the Internal Revenue Code.

When determining its consolidated federal income tax expense, the Company uses a number of estimated amounts that may change when the actual tax return is completed. In addition, the Company must also use an estimated differential earnings rate (DER) to compute the equity tax portion of its federal income tax expense. Because the Internal Revenue Service sets the DER after completion of the financial statements, a true-up adjustment (i.e., effect of the difference between the estimated and final DER) is necessary.

Amounts for disputed tax issues relating to prior years are charged or credited directly to policyholders' contingency reserves.

The Company made federal tax payments of $115.0 million in 1999 and $74.9 million in 1998.

Adjustments to Policy Reserves and Policyholders' and Beneficiaries' Funds: From time to time, the Company finds it appropriate to modify certain required policy reserves because of changes in actuarial assumptions. Reserve modifications resulting from such determinations are recorded directly to policyholders' contingency reserves. No such refinements were made during 1999 or 1998.

Reinsurance: Premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums ceded to other companies have been reported as a reduction of premium income. Amounts applicable to reinsurance ceded for future policy benefits, unearned premium reserves and claim liabilities have been reported as reductions of these items.

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

NOTE 1--NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING PRACTICES--Continued

Guaranty Fund Assessments: Guaranty fund assessments are accrued when the Company receives knowledge of an insurance insolvency.

NOTE 2--SURPLUS NOTES

On February 25, 1994, the Company issued $450 million of surplus notes that bear interest at 7 3/8% and are scheduled to mature on February 15, 2024. The issuance of the surplus notes was approved by the Commonwealth of Massachusetts and any payment of interest on and principal of the notes may be made only with the prior approval of the Commissioner of Insurance of the Commonwealth of Massachusetts. Surplus notes are reported as part of policyholders' contingency reserves rather than liabilities. Interest of $33.2 million was paid on the notes during 1999 and 1998.

NOTE 3--BORROWED MONEY

At December 31, 1999, the Company had two syndicated lines of credit with a group of banks totaling $1.0 billion, $500.0 million of which expire on July 29, 2000 and $500.0 million of which expire on June 30, 2001. The banks will commit, when requested, to loan funds at prevailing interest rates as determined in accordance within each line of credit agreement. Under the terms of the agreements, the Company is required to maintain certain minimum levels of net worth and comply with certain other covenants, which were met at December 31, 1999. At December 31, 1999, the Company had no outstanding borrowings under either agreement.

Interest paid on borrowed money was $7.9 million and $6.6 million during 1999 and 1998, respectively.

NOTE 4--NET INVESTMENT INCOME

Investment income has been reduced by the following amounts:


                                                                 1999     1998
                                                                ------   ------
                                                                  (In millions)

     Investment expenses.....................................   $277.1   $317.5
     Interest expense........................................     41.4     44.3
     Depreciation on real estate and other invested assets...     22.9     41.6
     Real estate and other investment taxes..................     41.8     60.1
                                                                ------   ------
                                                                $383.2   $463.5
                                                                ======   ======


NOTE 5--NET CAPITAL GAINS (LOSSES) AND OTHER ADJUSTMENTS

Net realized capital gains consist of the following items:


                                                          1999       1998
                                                        -------    -------
                                                           (In millions)

     Net gains from asset sales and foreclosures.....   $ 260.3    $ 303.3
     Capital gains tax...............................    (179.8)    (171.7)
     Net capital gains transferred to the IMR........     (51.5)    (130.9)
                                                        -------    -------
          Net Realized Capital Gains.................   $  29.0    $   0.7
                                                        =======    =======

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

NOTE 5--NET CAPITAL GAINS (LOSSES) AND OTHER ADJUSTMENTS--Continued

Net unrealized capital losses and other adjustments consist of the following items:


                                                                       1999         1998
                                                                      -------      -------
                                                                         (In millions)
     Net losses from changes in security values and book value
        adjustments................................................   $(193.7)     $ (90.6)
     Decrease (increase) in asset valuation reserve................      46.7       (123.9)
                                                                      -------      -------
     Net Unrealized Capital Losses and Other Adjustments...........   $(147.0)      (214.5)
                                                                      =======      =======

NOTE 6--INVESTMENTS

The statement value and fair value of bonds are shown below:


                                                                                           Gross       Gross
                                                                              Statement  Unrealized  Unrealized
      December 31, 1999                                                         Value      Gains       Losses     Fair Value
      -----------------                                                       ---------  ----------  ----------  ------------
                                                                                               (In millions)
U.S. Treasury securities and obligations of U.S. government corporations
  and agencies..............................................................  $   162.3   $    0.4    $    2.5    $   160.2
Obligations of states and political subdivisions............................      111.3        6.6         4.4        113.5
Debt securities issued by foreign governments...............................      510.0       56.4         7.0        559.4
Corporate securities........................................................   20,460.3      587.1       970.8     20,076.6
Mortgage-backed securities..................................................    4,944.2       22.1       167.7      4,798.6
                                                                              ---------   --------    --------    ---------
     Total bonds............................................................  $26,188.1   $  672.6    $1,152.4    $25,708.3
                                                                              =========   ========    ========    =========

      December 31, 1998
      ----------------
U.S. Treasury securities and obligations of U.S. government corporations
  and agencies..............................................................  $   123.3   $    5.9    $    0.0    $   129.2
Obligations of states and political subdivisions............................       86.4        9.9         0.0         96.3
Debt securities issued by foreign governments...............................      264.5       29.4         8.2        285.7
Corporate securities........................................................   18,155.4    1,567.7       294.4     19,428.7
Mortgage-backed securities..................................................    4,723.4      181.2         5.2      4,899.4
                                                                              ---------   --------    --------    ---------
     Total bonds............................................................  $23,353.0   $1,794.1    $  307.8    $24,839.3
                                                                              =========   ========    ========    =========

The statement value and fair value of bonds at December 31, 1999, by contractual maturity, are shown below. Maturities will differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.


                                                  Statement     Fair
                                                    Value       Value
                                                  ---------   ---------
                                                      (In millions)

     Due in one year or less....................  $ 1,515.9   $ 1,513.2
     Due after one year through five years......    5,876.1     5,871.2
     Due after five years through ten years.....    6,801.3     6,684.9
     Due after ten years........................    7,050.6     6,840.4
                                                  ---------   ---------
                                                   21,243.9    20,909.7
     Mortgage-backed securities.................    4,944.2     4,798.6
                                                  ---------   ---------
                                                  $26,188.1   $25,708.3
                                                  =========   =========

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

NOTE 6--INVESTMENTS--Continued

Gross gains of $99.1 million in 1999 and $126.4 million in 1998 and gross losses of $94.4 million in 1999 and $62.3 million in 1998 were realized from the sale of bonds.

At December 31, 1999, bonds with an admitted asset value of $26.6 million were on deposit with state insurance departments to satisfy regulatory requirements.

The cost of common stocks was $345.3 million and $258.4 million at December 31, 1999 and 1998, respectively. At December 31, 1999, gross unrealized appreciation on common stocks totaled $177.7 million, and gross unrealized depreciation totaled $64.6 million. The fair value of preferred stock totaled $926.7 million at December 31, 1999 and $832.4 million at December 31, 1998.

The Company participates in a security-lending program for the purpose of enhancing income on securities held. At December 31, 1999 and 1998, $277.7 million and $421.5 million, respectively, of the Company's bonds and stocks were on loan to various brokers/dealers, but were fully collateralized by cash and U.S. government securities in an account held in trust for the Company. Such assets reflect the extent of the Company's involvement in securities lending, not the Company's risk of loss.

Mortgage loans with outstanding principal balances of $19.3 million, bonds with amortized cost of $54.4 million and real estate with depreciated cost of $9.9 million were non-income as of December 31, 1999.

Restructured commercial mortgage loans aggregated $120.3 million and $230.5 million as of December 31, 1999 and 1998, respectively. The expected gross interest income that would have been recorded had the loans been current in accordance with the original loan agreements and the actual interest income recorded were as follows:

                                                 Year ended December 31
                                                 ----------------------
                                                    1999          1998
                                                    ----          ----
                                                        (In millions)

     Expected.................................      $10.8         $22.5
     Actual...................................        6.9          11.6


Generally, the terms of the restructured mortgage loans call for the Company to receive some form or combination of an equity participation in the underlying collateral, excess cash flows or an effective yield at the maturity of the loans sufficient to meet the original terms of the loans.

At December 31, 1999, the mortgage loan portfolio was diversified by geographic region and specific collateral property type as displayed below. The Company controls credit risk through credit approvals, limits and monitoring procedures.

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

NOTE 6--INVESTMENTS--Continued


                          Statement          Geographic            Statement
    Property Type           Value           Concentration            Value
    -------------       -------------       -------------       ---------------
                        (In millions)                            (In millions)

Apartments...........     $1,809.1     East North Central......    $1,039.8
Hotels...............        404.0     East South Central......       289.7
Industrial...........        816.8     Middle Atlantic.........     1,657.5
Office buildings.....      2,309.1     Mountain................       326.7
Retail...............      1,619.4     New England.............       836.1
1-4 Family...........          3.4     Pacific.................     2,025.0
Agricultural.........      1,803.6     South Atlantic..........     1,823.5
Other................        400.5     West North Central......       362.7
                                       West South Central......       701.9
                                       Other...................       103.0
                          --------                                 --------
                          $9,165.9                                 $9,165.9
                          ========                                 ========

At December 31, 1999, the fair values of the commercial and agricultural mortgage loan portfolios were $7.2 billion and $1.8 billion, respectively. The corresponding amounts as of December 31, 1998 were approximately $7.3 billion and $1.3 billion, respectively.

The maximum and minimum lending rates for mortgage loans during 1999 were 14.24% and 6.84% for agricultural loans, 9.0% and 6.50% for other properties, and 10.0% and 7.125% for purchase money mortgages. Generally, the percentage of any loan to the value of security at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, is 75%. For city mortgages, fire insurance is carried on all commercial and residential properties at least equal to the excess of the loan over the maximum loan which would be permitted by law on the land without the building, except as permitted by regulations of the Federal Housing Commission on loans fully insured under the provisions of the National Housing Act. For agricultural mortgage loans, fire insurance is not normally required on land based loans except in those instances where a building is critical to the farming operation. Fire insurance is required on all agri-business facilities in an aggregate amount equal to the loan balance.

NOTE 7--REINSURANCE

Premiums, benefits and reserves associated with reinsurance assumed in 1999 were $673.5 million, $42.8 million, and $153.1 million, respectively. The corresponding amounts in 1998 were $784.0 million, $310.0 million, and $7.7 million, respectively.

The Company cedes business to reinsurers to share risks under life, health and annuity contracts for the purpose of reducing exposure to large losses. Premiums, benefits and reserves ceded to reinsurers in 1999 were $1,018.3 million, $488.5 million and $823.7 million, respectively. The corresponding amounts in 1998 were $873.9 million, $772.5 million and $712.2 million, respectively.

Premiums, benefits, and reserves ceded related to the group accident and health and related group life business sold in 1997, included in the amounts above, were $463.9 million, $449.0 million, and $231.7 million, respectively, at December 31, 1999. The corresponding amounts in 1998 were $458.2 million, $481.2 million, and $238.6 million, respectively.

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

NOTE 7--REINSURANCE--Continued

Amounts recoverable on paid claims and funds withheld from reinsurers were as follows:

                                                   December 31
                                                 ---------------
                                                  1999     1998
                                                 ------   ------
                                                  (In millions)

     Reinsurance recoverables.................   $ 27.5    $18.6
     Funds withheld from reinsurers...........    227.3     49.5


The Company has a coinsurance agreement with another insurer to cede 100% of its individual disability business. Reserves ceded under this agreement, included in the amount shown above, were $245.7 million at December 31, 1999 and $251.1 million at December 31, 1998.

John Hancock Variable Life Insurance Company (Variable Life, a wholly-owned affiliate) has a modified coinsurance agreement with the Company to reinsure 50% of Variable Life's 1994 through 1999 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, the Company transferred $44.5 million and $4.9 million of cash to Variable Life in 1999 and 1998, respectively, for tax, commission, and expense allowances to Variable Life, which decreased the Company's net gain from operations by $20.6 million and $22.2 million in 1999 and 1998, respectively.

Variable Life also has a modified coinsurance agreement with the Company to reinsure 50% of Variable Life's 1995 inforce block and 50% of 1996 and all future issue years of certain retail annuity contracts. In connection with this agreement, the Company made a net cash payment of $40.0 million and $12.7 million in 1999 and 1998, respectively, for surrender benefits, taxes, reserve increase, commission expense allowances and premiums. This agreement decreased the Company's net gain from operations by $26.9 million and $8.4 million in 1999 and 1998, respectively.

Effective January 1, 1997, Variable Life entered into a stop-loss agreement with the Company to reinsure mortality claims in excess of 110% of expected mortality claims in 1999 and 1998 for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, the Company received $0.8 million and $1.0 million in 1999 and 1998, respectively, for mortality claims from Variable Life. This agreement increased the Company's net gain from operations in both 1999 and 1998 by $0.5 million.

John Hancock Reassurance Company of Bermuda (JHReCo, a wholly-owned affiliate) has a modified coinsurance agreement with the Company to reinsure 50% of the Company's 1997 through 1999 issues of retail long-term care insurance policies. In connection with this agreement, the Company transferred $22.6 million and $1.9 million of cash to JHReCo in 1999 and 1998, respectively, for tax, commission, and expense allowances to JHReCo. This agreement increased the Company's net gain from operations by $17.4 million and $11.7 million in 1999 and 1998, respectively.

JHReCo has a modified coinsurance agreement with the Company to reinsure 30% of the Company's issues prior to January 1, 1997 and 50% of the Company's 1997 through 1999 issues of group long-term care insurance policies. In connection with this agreement, the Company transferred $49.9 million and $38.0 million of cash to JHReCo in 1999 and 1998, respectively, for tax, commission, and expense allowances to JHReCo. This agreement increased the Company's net gain from operations by $3.6 million and $3.9 million in 1999 and 1998, respectively.

JHReCo also has a modified coinsurance agreement with the Company to reinsure 50% of one of the Company's single premium annuity contracts sold in 1999. Premiums, benefits, and reserves ceded to JHReCo in 1999 were

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

NOTE 7--REINSURANCE--Continued

$169.4 million, $15.6 million and $166.1 million, respectively. This agreement increased the Company's net gain from operations by $12.6 million in 1999.

On February 28, 1997, the Company sold a major portion of its group insurance business to UNICARE Life & Health Insurance Company (UNICARE), a wholly owned subsidiary of WellPoint Health Networks Inc. The business sold includes the Company's group accident and health business and related group life business and Cost Care, Inc., Hancock Association Services Group and Tri-State, Inc., all indirect wholly-owned subsidiaries of the Company. The Company retained its group long-term care operations. Assets equal to liabilities of approximately $562.4 million at February 28, 1997 were transferred to UNICARE in connection with the sale. The insurance business sold was transferred to UNICARE through a 100% coinsurance agreement.

The Company has secured a $397.0 million letter of credit facility with a group of banks. The banks have agreed to issue a letter of credit to the Company pursuant to which the Company may draw up to $397.0 million for any claims not satisfied by UNICARE under the coinsurance agreement after the Company has incurred the first $113.0 million of losses from such claims. The amount available pursuant to the letter of credit agreement and any letter of credit issued thereunder will be automatically reduced on a scheduled basis consistent with the anticipated runoff of liabilities related to the business reinsured under the coinsurance agreement. The letter of credit and any letter of credit issued thereunder are scheduled to expire on March 1, 2002. The Company remains liable to its policyholders to the extent that UNICARE does not meet its contractual obligations under the coinsurance agreement.

Through the Company's group health insurance operations, the Company entered into a number of reinsurance arrangements in respect of personal accident insurance and the occupational accident component of workers compensation insurance, a portion of which was originated through a pool managed by Unicover Managers, Inc. Under these arrangements, the Company both assumed risks as a reinsurer, and also passed 95% of these risks on to other companies. This business had originally been reinsured by a number of different companies, and has become the subject of widespread disputes. The disputes concern the placement of the business with reinsurers and recovery of the reinsurance. The Company is engaged in disputes, including a number of legal proceedings, in respect of this business. The risk to the Company is that other companies that reinsured the business from the Company may seek to avoid their reinsurance obligations. However, the Company believes that it has a reasonable legal position in this matter. During the fourth quarter of 1999 and early 2000, the Company received additional information about its exposure to losses under the various reinsurance programs. As a result of this additional information and in connection with global settlement discussions initiated in late 1999 with other parties involved in the reinsurance programs, during the fourth quarter the Company recognized a charge to policyholders' contingency reserves for uncollectible reinsurance of $186.1 million, aftertax, as its best estimate of its remaining loss exposure. The Company believes that any exposure to loss from this issue, in addition to amounts already provided for as of December 31, 1999, would not be material.

Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the insurer.

Neither the Company, nor any of its related parties, controls, either directly or indirectly, any external reinsurers with which the Company conducts business. No policies issued by the Company have been reinsured with a foreign

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY company which is controlled, either directly or indirectly, by a party not primarily engaged in the business of insurance.

The Company has not entered into any reinsurance agreements in which the reinsurer may unilaterally cancel any reinsurance for reasons other than nonpayment of premiums or other similar credits. The Company does not have any reinsurance agreements in effect in which the amount of losses paid or accrued through December 31, 1999 would result in a payment to the reinsurer of amounts which, in the aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premiums collected under the reinsured policies.

NOTE 8--BENEFITS PLANS AND OTHER POSTRETIREMENT BENEFIT PLANS

The Company provides pension benefits to substantially all employees and general agency personnel. These benefits are provided through both qualified defined benefit and defined contribution pension plans. In addition, through nonqualified plans, the Company provided supplemental pension benefits to employees with salaries and/ or pension benefits in excess of the qualified plan limits imposed by federal tax law. Pension benefits under the defined benefit plans are based on years of service and average compensation generally during the five years prior to retirement. Benefits related to the Company's defined benefit pension plans paid to employees and retirees covered by annuity contracts issued by the Company amounted to $97.6 million in 1999 and $92.6 million in 1998. Plan assets consist principally of listed equity securities, corporate obligations and U.S. government securities.

The Company's funding policy for qualified defined benefit plans is to contribute annually an amount in excess of the minimum annual contribution required under the Employee Retirement Income Security Act (ERISA). This amount is limited by the maximum amount that can be deducted for federal income tax purposes. Because the qualified defined benefit plans are overfunded, no amounts were contributed to these plans in 1999 or 1998. The funding policy for nonqualified defined benefit plans is to contribute the amount of the benefit payments made during the year. The projected benefit obligation and accumulated benefit obligation for the non-qualified defined benefit pension plans, which are underfunded, for which accumulated benefit obligations are in excess of plan assets were $257.4 million and $239.3 million, respectively, at December 31, 1999 and $221.3 million and $194.8 million, respectively, at December 31, 1998. Non-qualified plan assets, at fair value, were $1.0 million and $1.2 million at December 31, 1999 and 1998, respectively.

Defined contribution plans include The Investment Incentive Plan (TIP) and the Savings and Investment Plan (SIP). Employees are eligible to participate in TIP after one year of service and may contribute up to the lesser of 15% of their salary or $10,000 annually to the plan. The Company matches the first 2% of pre-tax contributions and makes an additional annual profit sharing contribution for employees who have completed at least two years of service. Through SIP, marketing representatives, sales managers and agency managers are eligible to contribute up to the lesser of 13% of their salary or $10,000. The Company matches the first 3% of pre-tax contributions for marketing representatives and the first 2% of pre-tax contributions for sales managers and agency managers. The Company makes an annual profit sharing contribution of up to 1% for sales managers and agency managers who have completed at least two years of service. The expense for defined contribution plans was $8.5 million and $8.1 million in 1999 and 1998, respectively.

Since 1988, the Massachusetts Division of Insurance has provided the Company with approval to recognize the pension plan prepaid expense, if any, in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions." The Company furnishes the Division of Insurance with an actuarial certification of the prepaid expense computation on an annual basis.

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

NOTE 8--BENEFITS PLANS AND OTHER POSTRETIREMENT BENEFIT PLANS--Continued

In addition to the Company's defined benefit pension plans, the Company has employee welfare plans for medical, dental, and life insurance covering most of its retired employees and general agency personnel. Substantially all employees may become eligible for these benefits if they reach retirement age while employed by the Company. The postretirement health care and dental coverages are contributory based on service for post January 1, 1992 non-union retirees. A small portion of pre-January 1, 1992 non-union retirees also contribute. The applicable contributions are based on service.

In 1993, the Company changed its method of accounting for the costs of its retiree benefit plans to the accrual method and elected to amortize its transition liability for retirees and fully eligible or vested employees over twenty years.

The Company's policy is to fund postretirement benefits in amounts at or below the annual tax qualified limits. As of December 31, 1999 and 1998, plan assets related to non-union employees were comprised of an irrevocable health insurance contract to provide future health benefits to retirees. Plan assets related to union employees were comprised of approximately 70% equity securities and 30% fixed income investments.

The changes in benefit obligation and plan assets are summarized as follows:


                                                                           Year ended December 31
                                                                 ----------------------------------------------
                                                                    Pension Benefits        Other Benefits
                                                                 -----------------------   --------------------
                                                                    1999         1998        1999       1998
                                                                 -----------  ----------   --------  ----------
                                                                                (In millions)
Change in benefit obligation:
Benefit obligation at beginning of year.......................       $1,808.4     $1,704.0    $ 366.9   $ 381.0
Service cost..................................................           33.8         32.8        6.6       6.8
Interest cost.................................................          119.0        115.5       23.9      24.4
Actuarial loss/(gain).........................................           30.7         55.5       (0.3)    (16.8)
Amendments....................................................           19.9          0.0        0.0       0.0
Benefits paid.................................................         (106.5)       (99.4)     (29.0)    (28.5)
                                                                     --------     --------    -------   -------
Benefit obligation at end of year.............................        1,905.3      1,808.4      368.1     366.9
                                                                     --------     --------    -------   -------
Change in plan assets:
Fair value of plan assets at beginning of year................        2,202.2      1,995.5      215.2     172.7
Actual return on plan assets..................................          277.7        296.1       17.7      39.9
Employer contribution.........................................           10.9         10.0        0.0       2.6
Benefits paid.................................................         (106.5)       (99.4)       0.0       0.0
                                                                     --------     --------    -------   -------
Fair value of plan assets at end of year......................        2,384.3      2,202.2      232.9     215.2
                                                                     --------     --------    -------   -------
Funded status.................................................          479.0        393.8     (135.2)   (151.7)
Unrecognized actuarial loss...................................         (349.7)      (292.0)    (155.7)   (163.0)
Unrecognized prior service cost...............................           39.1         23.1       16.0      17.8
Unrecognized net transition (asset) obligation................          (11.8)       (23.9)     273.3     294.3
                                                                      -------      -------     -------  -------
Net amount recognized.........................................        $ 156.6     $  101.0    $  (1.6)  $  (2.6)
                                                                      -------      -------     -------  -------

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

NOTE 8--BENEFITS PLANS AND OTHER POSTRETIREMENT BENEFIT PLANS--Continued

The assumptions used in accounting for the benefit plans were as follows:


                                              Year ended December 31
                                   -----------------------------------------
                                       Pension Benefits       Other Benefits
                                   -----------------------   ---------------
                                      1999         1998       1999     1998
                                   -----------  ----------   -------  ------
Discount rate....................      7.00%        6.75%      7.00%   6.75%
Expected return on plan assets...      8.50%        8.50%      8.50%   8.50%
Rate of compensation increase....      4.77%        4.56%      4.77%   4.00%

For measurement purposes, a 5.50 percent annual rate of increase in the per capita cost of covered health care benefits was assumed for 2000. The rate was assumed to decrease gradually to 5.25 percent in 2001 and remain at that level thereafter.

Net periodic benefit (credit) cost includes the following components:


                                                                  Year ended December 31
                                                       -------------------------------------------
                                                          Pension Benefits         Other Benefits
                                                       -----------------------   -----------------
                                                          1999         1998        1999      1998
                                                       -----------  ----------    -------   ------
                                                                         (In millions)
Service cost..........................................     $  33.8      $  32.8     $  6.6   $  6.8
Interest cost.........................................       119.0        115.5       23.9     24.4
Expected return on plan assets........................      (182.9)      (165.6)     (18.2)   (39.9)
Amortization of transition (assets) obligation........       (12.1)       (11.6)      21.0     20.9
Amortization of prior service cost....................         3.9          6.5        1.8      1.9
Recognized actuarial (gain) loss......................        (6.3)        (2.6)      (7.1)    19.0
                                                           -------      -------     ------   ------
  Net periodic benefit (credit) cost .................     $ (44.6)     $ (25.0)    $ 28.0   $ 33.1
                                                           =======      =======     ======   ======

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage point change in assumed health care cost trend rates would have the following effects:


                                           1-Percentage Point  1-Percentage Point
                                                Increase           Decrease
                                           ------------------  ------------------
                                                       (In millions)
     Effect on total of service and
       interest costs.....................         $ 2.9             $ (2.6)
     Effect on postretirement benefit
       obligations .......................          29.0              (26.1)


NOTE 9--AFFILIATES

The Company has subsidiaries and affiliates in a variety of industries including domestic and foreign life insurance and domestic property casualty insurance, real estate, mutual funds, investment brokerage and various other financial service entities.

Total assets of unconsolidated majority-owned affiliates amounted to $16.0 billion at December 31, 1999 and $13.8 billion at December 31, 1998; total liabilities amounted to $14.5 billion at December 31, 1999 and $12.5 billion at December 31, 1998; and total net income was $99.5 million in 1999 and $148.5 million in 1998.

The Company customarily engages in transactions with its unconsolidated affiliates, including the cession and assumption of certain insurance business under the terms of established reinsurance agreements (See Note 7).

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

NOTE 9--AFFILIATES--Continued

Various services are performed by the Company for certain affiliates for which the Company is reimbursed on the basis of cost. Certain affiliates have entered into various financial arrangements relating to borrowings and capital maintenance under which agreements the Company would be obligated in the event of nonperformance by an affiliate (see Note 13).

The Company received dividends of $129.0 million and $62.2 million in 1999 and 1998, respectively, from unconsolidated affiliates.

NOTE 10--FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The notional amounts, carrying values and estimated fair values of the Company's derivative instruments are as follows at December 31:


                                                                                   Assets (Liabilities)
                                                                         -----------------------------------------
                                                  Number of Contracts/
                                                    Notional Amounts             1999                 1998
                                                 ---------------------   ---------------------  ------------------
                                                                          Carrying     Fair     Carrying    Fair
                                                    1999        1998       Value      Value      Value      Value
                                                 ----------  ---------   ----------  ---------  --------  --------
                                                                           (In millions)
Futures contracts to sell securities...........   $ 18,805    $ 11,286     $31.5      $ 31.5     $(3.1)    $  (3.1)
Futures contracts to acquire securities........      4,006       1,464      (0.9)       (0.9)     (0.3)       (0.3)
Interest rate swap agreements..................    9,194.0     7,684.0        --       (27.2)       --      (159.1)
Interest rate cap agreements...................      115.0       115.0       0.2         0.2       0.4         0.4
Interest rate floor agreements.................      125.0       125.0       0.1         0.1       0.7         0.7
Interest rate swaption agreements..............       30.0         0.0      (3.6)       (3.6)       --         0.0
Currency rate swap agreements..................    5,797.0     2,881.5        --       (44.8)       --        16.2
Equity collar agreements.......................         --          --      53.0        53.0      28.6        28.6

Financial futures contracts are used principally to hedge risks associated with interest rate fluctuations on sales of guaranteed investment contracts. The Company is subject to the risks associated with changes in the value of the underlying securities; however, such changes in value generally are offset by opposite changes in the value of the hedged items. The contracts or notional amounts of the contracts represent the extent of the Company's involvement but not the future cash requirements, as the Company intends to close the open positions prior to settlement. The futures contracts expire in 2000.

The Company uses futures contracts, interest rate swap, cap and floor agreements, swaptions, and currency rate swap agreements for other than trading purposes to hedge and manage its exposure to changes in interest rate levels, foreign exchange rate fluctuations and to manage duration mismatch of assets and liabilities.

The Company invests in common stock that is subject to fluctuations from market value changes in stock prices. The Company sometimes seeks to reduce its market exposure to such holdings by entering into equity collar agreements. A collar consists of a call that limits the Company's potential for gain from appreciation in the stock price as well as a put that limits the Company's loss potential from a decline in the stock price.

The interest rate swap agreements expire in 2000 to 2029. The interest rate cap agreements expire in 2000 to 2008. Interest rate floor agreements expire in 2003. Interest rate swaption agreements expire in 2025. The currency rate swap agreements expire in 2000 to 2021. The equity collar agreements expire in 2003.

The Company's exposure to credit risk is the risk of loss from counterparty failing to perform to the terms of the contract. The Company continually monitors its position and the credit ratings of the counterparties to these

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

NOTE 10--FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK--Continued

derivative instruments. To limit exposure associated with counterparty nonperformance on interest rate and currency swap agreements, the Company enters into master netting agreements with its counterparties. The Company believes the risk of incurring losses due to nonperformance by its counterparties is remote and that such losses, if any, would be immaterial. Futures contracts trade on organized exchanges and, therefore, have minimal credit risk.

NOTE 11--LEASES

The Company leases office space and furniture and equipment under various operating leases including furniture and equipment leased under a series of sales-leaseback agreements with a nonaffiliated organization. Rental expense for all operating leases totaled $24.3 million in 1999 and $26.2 million in 1998. Future minimum rental commitments under noncancellable operating leases for office space and furniture and equipment are as follows:



                                                    December 31, 1999
                                                    -----------------
                                                     (In millions)
     2000.........................................          $19.1
     2001.........................................           15.9
     2002.........................................           12.8
     2003.........................................            8.9
     2004.........................................            5.3
     Thereafter...................................            7.0
                                                            -----
     Total minimum payments.......................          $69.0
                                                            =====

NOTE 12--POLICY RESERVES, POLICYHOLDERS' AND BENEFICIARIES' FUNDS AND OBLIGATIONS RELATED TO SEPARATE ACCOUNTS

The Company's annuity reserves and deposit fund liabilities and related separate account liabilities that are subject to discretionary withdrawal (with adjustment), subject to discretionary withdrawal (without adjustment), and not subject to discretionary withdrawal provisions are summarized as follows:


                                                                           December 31, 1999   Percent
                                                                           -----------------  ---------
                                                                             (In millions)
Subject to discretionary withdrawal (with adjustment):
  With market value adjustment............................................    $ 1,126.3           2.8%
  At book value less surrender charge.....................................      2,845.0           7.1
                                                                              ---------         -----
  Total with adjustment ..................................................      3,971.3           9.9
  Subject to discretionary withdrawal (without adjustment) at book
   value .................................................................      1,535.8           3.8
  Subject to discretionary withdrawal--separate accounts..................     14,287.3          35.4
Not subject to discretionary withdrawal:
  General account ........................................................     19,320.6          48.0
  Separate accounts ......................................................      1,175.7           2.9
                                                                              ---------         -----
Total annuity reserves, deposit fund liabilities and separate accounts--
 before reinsurance.......................................................     40,290.7         100.0%
                                                                                                =====
Less reinsurance ceded....................................................         (0.1)
                                                                              ---------
Net annuity reserves, deposit fund liabilities
 and separate accounts....................................................    $40,290.6
                                                                              =========

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

NOTE 12--POLICY RESERVES, POLICYHOLDERS' AND BENEFICIARIES' FUNDS AND OBLIGATIONS RELATED TO SEPARATE ACCOUNTS--Continued

Any liquidation costs associated with the $14.3 billion of separate accounts subject to discretionary withdrawal are sustained by the separate account contractholders and not by the general account.

NOTE 13--COMMITMENTS AND CONTINGENCIES

The Company has extended commitments to purchase long-term bonds, preferred and common stocks, and other invested assets and issue real estate mortgages totaling $706.7 million, $6.0 million, $281.1 million and $194.6 million, respectively, at December 31, 1999. If funded, loans related to real estate mortgages would be fully collateralized by related properties. The Company monitors the credit worthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary. The estimated fair value of the commitments described above is $1.2 billion at December 31, 1999. The majority of these commitments expire in 2000.

During 1996, the Company entered into a credit support and collateral pledge agreement with the Federal National Mortgage Association (FNMA). Under the agreement, the Company sold $532.8 million of commercial mortgage loans and acquired an equivalent amount of FNMA securities. The Company completed similar transactions with FNMA in 1991 for $1.042 billion and in 1993 for $71.9 million. FNMA is guarantying the full face value of the bonds of the three transactions to the bondholders. However, the Company has agreed to absorb the first 12.25% of the principal and interest losses (less buy-backs) for the pools of loans involved in the three transactions, based on the total outstanding principal balance of $1.036 billion as of July 1, 1996, but is not required to commit collateral to support this loss contingency. At December 31, 1999, the aggregate outstanding principal balance of all the remaining pools of loans from 1991, 1993, and 1996 was $493.4 million.

Historically, the Company has experienced losses of less than one percent on its multi-family mortgage portfolio. Mortgage loan buy-backs required by the FNMA in 1999 and 1998 amounted to $3.4 million and $4.6 million, respectively.

During 1996, the Company entered into a credit support and collateral pledge agreement with the Federal Home Loan Mortgage Corporation (FHLMC). Under the agreement, the Company sold $535.3 million of multi-family loans and acquired an equivalent amount of FHLMC securities. FHLMC is guarantying the full face value of the bonds to the bondholders. However, the Company has agreed to absorb the first 10.5% of original principal and interest losses (less buy-backs) for the pool of loans involved but is not required to commit collateral to support this loss contingency. Historically, the Company has experienced total losses of less than one percent on its multi-family loan portfolio. At December 31, 1999, the aggregate outstanding principal balance of the pools of loans was $365.2 million. There were no mortgage loans buy-backs in 1999 and 1998.

The Company has a support agreement with Variable Life under which the Company agrees to continue directly or indirectly to own all of Variable Life's common stock and maintain Variable Life's net worth at not less than $1 million.

The Company has a support agreement with John Hancock Capital Corporation
(JHCC), a non-consolidated wholly-owned subsidiary, under which the Company agrees to continue directly or indirectly to own all of JHCC's common stock and maintain JHCC's net worth at not less than $1 million. JHCC's outstanding borrowings as of December 31, 1999 were $380.6 million for short-term borrowings and $163.0 million for notes payable.

The Company is subject to insurance guaranty fund laws in the states in which it does business. These laws assess insurance companies' amounts to be used to pay benefits to policyholders and claimants of insolvent insurance

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

NOTE 13--COMMITMENTS AND CONTINGENCIES--Continued

companies. Many states allow these assessments to be credited against future premium taxes. The Company believes such assessments in excess of amounts accrued will not materially affect its financial position.

In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 1999. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

During 1997, the Company entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, the Company specifically denied any wrongdoing. The reserve held in connection with the settlement to provide relief to class members and for legal and administrative costs associated with the settlement amounted to $322.8 million and $283.8 million at December 31, 1999 and 1998, respectively. Costs incurred related to the settlement were $91.1 million and $150.0 million in 1999 and 1998, respectively, which were charged directly to policyholders' contingency reserves. The estimated reserve is based on a number of factors, including the estimated number of claims, the expected type of relief to be sought by class members (general relief or alternative dispute resolution), the estimated cost per claim and the estimated costs to administer the claims.

During 1999, the Company transferred $194.9 million of reserves related to the settlement to Variable Life representing Variable Life's share of the settlement. The Company also contributed $194.9 million of capital to Variable Life during 1999. If Variable Life's share of the settlement increases, the Company will contribute additional capital to Variable Life so that Variable Life's total stockholder's equity would not be impacted.

During 1996, management determined that it was probable that a settlement would occur and that a minimum loss amount could be reasonably estimated. Accordingly, the Company recorded its best estimate based on the information available at the time. The terms of the settlement agreement were negotiated throughout 1997 and approved by the court on December 31, 1997. In accordance with the terms of the settlement agreement, the Company contacted class members during 1998 to determine the actual type of relief to be sought by class members. The majority of the responses from class members were received by the fourth quarter of 1998. The type of relief sought by class members differed from the Company's previous estimates, primarily due to additional outreach activities by regulatory authorities during 1998 encouraging class members to consider alternative dispute resolution relief. In 1999, the Company updated its estimate of the cost of claims subject to alternative dispute resolution relief and revised its reserve estimate accordingly.

Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by the Company. The Company will continue to update its estimate of the final cost of the settlement as the claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be reasonably estimated.

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

NOTE 14--FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents the carrying amounts and fair values of the Company's financial instruments:


                                                                                  December 31
                                                                 --------------------------------------------
                                                                         1999                   1998
                                                                 --------------------   ---------------------
                                                                 Carrying     Fair      Carrying       Fair
                                                                  Amount      Value      Amount        Value
                                                                 ---------  ----------  ----------  ---------
                                                                                 (In millions)
Assets
  Bonds--Note 6................................................    $26,188.1  $25,708.3   $23,353.0    $24,839.3
  Preferred stocks--Note 6.....................................        926.6      926.7       844.7        832.4
  Common stocks--Note 6........................................        458.4      458.4       269.3        269.3
  Mortgage loans on real estate--Note 6........................      9,165.9    9,009.5     8,223.7      8,619.7
  Policy loans--Note 1.........................................      1,577.8    1,577.8     1,573.8      1,573.8
  Cash and cash equivalents--Note 1............................      1,160.6    1,160.6     1,348.9      1,348.9
Liabilities
  Guaranteed investment contracts--Note 1......................     13,111.6   12,617.2    12,666.9     12,599.7
  Fixed rate deferred and immediate annuities--Note 1..........      4,685.7    4,656.9     4,375.0      4,412.2
  Supplementary contracts without life contingencies--Note 1...         55.7       55.7        42.7         44.7
Derivatives assets (liabilities) relating to:-- Note 10
  Futures contracts............................................         30.6       30.6        (3.4)        (3.4)
  Interest rate swaps..........................................           --      (27.2)         --       (159.1)
  Currency rate swaps..........................................           --      (44.8)         --         16.2
  Interest rate caps...........................................          0.2        0.2         0.4          0.4
  Interest rate floors.........................................          0.1        0.1         0.7          0.7
  Equity collar agreements.....................................         53.0       53.0        28.6         28.6
Commitments--Note 13...........................................           --    1,195.0          --      1,114.2

The carrying amounts in the table are included in the statutory-basis statements of financial position. The methods and assumptions utilized by the Company in estimating its fair value disclosures are described in Note 1.

NOTE 15--SUBSEQUENT EVENTS

     Reorganization and Initial Public Offering

Pursuant to a Plan of Reorganization approved by the policyholders and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, the Company converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. All policyholder membership interests in the Company were extinguished on that date and eligible policyholders of the Company received, in the aggregate, approximately 212.8 million shares of common stock, $1,438.7 million of cash and $43.7 million policy credits as compensation. In connection with the reorganization, the Company changed its name to John Hancock Life Insurance Company.

In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102 million shares of common stock were issued at an initial public offering price of $17 per share. Net proceeds from the offering were $1,657.7 million, of which $105.7 million was retained by John Hancock Financial Services, Inc. and $1,552.0 million was contributed to the Company.

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

NOTE 15--SUBSEQUENT EVENTS--Continued

     Establishment of the Closed Block

Under the Plan of Reorganization, effective February 1, 2000, the Company created a closed block for the benefit of policies included therein. The policies included in the closed block are individual and joint traditional whole life insurance policies of the Company that are paying or are expected to pay dividends, and individual term life insurance policies that were in force on February 1, 2000. The purpose of the closed block is to protect the policy dividend expectations of these policies after the demutualization. Unless the Commonwealth of Massachusetts Commissioner of Insurance and, in certain circumstances, the New York Superintendent of Insurance consents to an earlier termination, the closed block will continue in effect until the date none of such policies is in force.

     Acquisition of Long-Term Care Business

On January 3, 2000, the Company signed an agreement to purchase the individual long-term care insurance business of Fortis, Inc. ("Fortis"). The business to be acquired had earned premiums of approximately $124.4 million in 1999 and included approximately 97,000 policies in force as of December 31, 1999. During 1999 the Company's individual long-term care earned premium was $177.3 million and approximately 164,000 individual long-term care policies were in force.

NOTE 16--IMPACT OF YEAR 2000 (UNAUDITED)

By late 1999, the Company completed its Year 2000 readiness plan to address issues that could result from computer programs being written using two digits to define the applicable year rather than four to define the applicable year and century. As a result the Company prepared for the transition to the Year 2000 and did not experience any significant Year 2000 problems with respect to its mission critical information technology ("IT") or non-IT systems, applications or infrastructure. During the date rollover to the year 2000, the Company implemented and monitored its millennium rollover plan and conducted business as usual on Monday, January 3, 2000.

Since January 3, 2000, the Company's information systems, including its mission critical systems, which in the event of a Year 2000 failure would have the greatest impact on its operations, have functioned properly. In addition, the Company has not experienced any significant Year 2000 issues related to interactions with its material business partners. The Company has experienced no disruption in its ability to process claims, update customer accounts, process financial transactions, report accurate data to management and no business interruptions due to Year 2000 issues. While the Company continues to monitor its systems, and those of its material business partners closely to ensure that no unexpected Year 2000 issues develop, the Company has no reason to expect any such issues.

The costs of the Year 2000 project consist of internal IT personnel and external costs such as consultants, programmers, replacement software, and hardware. The costs of the Year 2000 project are expensed as incurred. The project is funded partially through a reallocation of resources from discretionary projects. Through December 31, 1999, the Company has incurred and expensed approximately $20.8 million in related payroll costs for internal IT personnel on the project. The estimated remaining IT personnel costs of the project are approximately $1.0 million. Through December 31, 1999, the Company incurred and expensed approximately $47.0 million in external costs for the project. The estimated remaining external cost of the project is approximately $2.0 million. The total costs of the Year 2000 project, based on management's best estimates, include approximately $21.7 million in internal IT personnel, $14.6 million in the external modification of software, $18.3 million for external solution providers, $9.1 million in replacement costs of non-compliant IT systems and $6.9 million in oversight, test facilities and other expenses. Accordingly, the estimated range of total costs of the Year 2000 project, internal and external, is approximately $70 to $72.5 million. The Company's total Year 2000 project costs include the estimated impact of external solution providers based on presently available information.

                        UNAUDITED FINANCIAL STATEMENTS

                                      FOR

                      JOHN HANCOCK LIFE INSURANCE COMPANY

                              THIRD QUARTER 2000

JOHN HANCOCK LIFE INSURANCE COMPANY

STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION (Unaudited)



                                                         9/30/00
                                                        ---------
                                                      (in millions)

ASSETS
Bonds...............................................    $26,849.5
Stocks:
  Preferred.........................................        973.5
  Common............................................        509.9
  Investments in affiliates.........................      1,524.4
                                                        ---------
                                                          3,007.8
Mortgage loans on real estate.......................      9,216.0
Real estate:
  Company occupied..................................        356.0
  Investment properties.............................        477.0
                                                        ---------
                                                            833.0
Policy loans........................................      1,556.1
Cash items:
  Cash in banks and offices.........................         85.4
  Temporary cash investments........................      1,387.1
                                                        ---------
                                                          1,472.5
Premiums due and deferred...........................        236.9
Investment income due and accrued...................        663.0
Other general account assets........................      1,325.1
Assets held in separate accounts....................     15,741.0
                                                        ---------
TOTAL ASSETS........................................    $60,900.9
                                                        =========



    The accompanying notes are an integral part of these unaudited interim statutory-basis financial statements.

JOHN HANCOCK LIFE INSURANCE COMPANY

STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION (Unaudited)


                                                         9/30/00
                                                        ---------
                                                      (in millions)
Obligations And Policyholders' Contingency Reserves
OBLIGATIONS
  Policy reserves....................................   $21,204.5
  Policyholders' and beneficiaries' funds............    16,418.3
  Dividends payable to policyholders.................       476.4
  Policy benefits in process of payment..............       120.6
  Other policy obligations...........................       281.3
  Asset valuation reserve............................     1,283.2
  Federal income and other accrued taxes.............        15.2
  Other general account obligations..................     1,853.8
  Obligations related to separate accounts...........    15,741.0
                                                        ---------
TOTAL OBLIGATIONS....................................    57,394.3
Policyholders' Contingency Reserves
  common stock.......................................        10.0
  Contributed Surplus................................     1,589.5
  Surplus note.......................................       450.0
  Special contingency reserve for group insurance....       153.4
  General contingency reserve........................     1,303.7
                                                        ---------
TOTAL POLICYHOLDERS' CONTINGENCY RESERVES............     3,506.6
                                                        ---------
TOTAL OBLIGATIONS AND POLICYHOLDERS'
 CONTINGENCY RESERVES................................   $60,900.9
                                                        =========


    The accompanying notes are an integral part of these unaudited interim statutory-basis financial statements.

JOHN HANCOCK LIFE INSURANCE COMPANY

STATUTORY-BASIS STATEMENTS OF OPERATIONS AND CHANGES IN POLICYHOLDERS' CONTINGENCY RESERVES (Unaudited)


                                                    9 Months        9 Months
                                                 ended 9/30/00   ended 9/30/99
                                                 -------------  --------------
                                                         (in millions)

INCOME
  Premiums, annuity considerations and pension
    fund contributions.........................   $ 6,278.1        $7,577.5
  Net investment income........................     2,501.0         2,215.4
  Other, net...................................       195.5           201.2
                                                  ---------        --------
                                                    8,974.6         9,994.1
BENEFITS AND EXPENSES
  Payments to policyholders and beneficiaries:
     Death benefits............................       478.3           495.6
     Accident and health benefits..............        81.8            67.2
     Annuity benefits..........................     1,402.6         1,252.4
     Surrender benefits and annuity fund
      withdrawals..............................     6,591.1         4,738.7
     Matured endowments........................        16.6            14.2
                                                  ---------        --------
                                                    8,570.4         6,568.1

  Additions to (deductions from) reserves to
    provide for future payments to policyholders
    and beneficiaries                              (1,118.4)        2,093.7
  Expenses of providing service to
    policyholders and obtaining new insurance:
     Field sales compensation and expenses/home
      office and general expenses..............       689.7           679.4
  Payroll, state premium and miscellaneous
    taxes......................................        29.7            38.3
                                                  ---------        --------
                                                    8,171.4         9,379.5
        GAINS FROM OPERATIONS BEFORE DIVIDENDS
         TO POLICYHOLDERS, FEDERAL INCOME TAX
         AND NET REALIZED CAPITAL GAINS
         CREDIT (LOSSES).......................       803.2           614.6

Dividends to policyholders.....................       373.7           327.0
Federal income tax credit......................        (3.3)         (106.7)
                                                  ---------        --------
                                                      370.4           220.3
                                                  ---------        --------
        GAIN FROM OPERATIONS BEFORE NET
         REALIZED CAPITAL GAINS................       432.8           394.3

Net realized capital gains (losses)--Note 5....        60.1            61.5

        NET INCOME.............................       492.9           455.8
Other increases (decreases) in policyholders'
 contingency reserves:
  Contributed Capital..........................     1,599.5             0.0
  Dividends payable to stockholder.............      (466.0)            0.0
  Net unrealized capital (losses) gains and
    other adjustments..........................       (69.9)         (115.4)
  Payments to eligible policyholders under Plan
    of Demutalization..........................    (1,482.3)            0.0
  Prior years' federal income taxes............       (16.8)          (16.4)
  Other reserves and adjustments...............        (7.5)           99.0
                                                  ---------        --------
        NET INCREASE IN POLICYHOLDERS'
         CONTINGENCY RESERVES..................        49.9           423.0

Policyholders' contingency reserves at
 beginning of year.............................     3,456.7
                                                  ---------

POLICYHOLDERS' CONTINGENCY RESERVES AT END OF
 YEAR..........................................   $ 3,506.6
                                                  =========



    The accompanying notes are an integral part of these unaudited interim statutory-basis financial statements.

JOHN HANCOCK LIFE INSURANCE COMPANY

STATUTORY-BASIS STATEMENTS OF CASH FLOWS (Unaudited)


                                                     9 Months       9 Months
                                                   ended 9/30/00  ended 9/30/99
                                                   -------------  -------------
                                                          (in millions)
Cash Flows From Operating Activities:
  Insurance premiums, annuity
    considerations and deposits..............       $6,202.77      $  7,656.1
  Net investment income......................         2,397.5         2,116.8
  Benefits to policyholders and
    beneficiaries............................        (8,464.2)       (6,636.1)
  Dividends paid to policyholders............          (362.1)         (337.4)
  Insurance expenses and taxes...............          (743.0)         (735.4)
  Net transfers from separate accounts.......         1,964.5           (86.3)
  Other, net.................................           (88.6)            0.1
                                                    ---------      ----------
     NET CASH PROVIDED FROM OPERATIONS.......           906.8         1,977.8
                                                    ---------      ----------
Cash Flows Used in Investing Activities:
  Bond purchases.............................        (8,945.0)      (13,277.4)
  Bond sales.................................         5,852.2         7,436.9
  Bond maturities and scheduled
    redemptions..............................         2,381.5         2,498.6
  Stock purchases............................          (974.9)         (537.6)
  Proceeds from stock sales..................         1,036.3           362.0
  Real estate purchases......................           (46.3)         (158.0)
  Real estate sales..........................            45.9         1,171.5
  Other invested assets purchases............          (159.8)         (102.7)
  Proceeds from the sale of other
    invested assets..........................             7.5           356.4
  Mortgage loans issued......................          (956.1)       (1,491.9)
  Mortgage loan repayments...................           874.7           796.4
  Other, net.................................           (89.9)          (75.4)
                                                    ---------      ----------
     NET CASH USED IN INVESTING ACTIVITIES...          (973.9)       (3,021.2)
                                                    ---------      ----------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  Capital contribution.......................         1,599.5              --
  Dividend paid to stockholder...............          (200.0)             --
  Payment to policyholders under Plan of
   Demutualization...........................        (1,044.3)             --
  Other cash provided........................            23.8           284.0
                                                    ---------      ----------
     NET CASH PROVIDED BY FINANCING
      ACTIVITIES.............................           379.0           284.0
                                                    ---------      ----------
INCREASE (DECREASE) IN CASH AND
 TEMPORARY CASH INVESTMENTS..................           311.9          (759.4)
Cash and temporary cash investments
 at beginning of year........................         1,160.6         1,348.9
                                                    ---------      ----------
CASH AND TEMPORARY CASH INVESTMENTS
 AT END OF YEAR..............................       $ 1,472.5      $    589.5
                                                    =========      ==========

     The accompanying notes are an integral part of these unaudited interim statutory-basis financial statements.

JOHN HANCOCK LIFE INSURANCE COMPANY

CONDENSED NOTES TO FINANCIAL STATEMENTS (Unaudited)

NOTE 1--BASIS OF PRESENTATION

The accompanying unaudited interim financial statements have been prepared on the basis of accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners, which practices differ from generally accepted accounting principles (GAAP). Pursuant to Financial Accounting Standards Board Interpretation 40, "Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises" (FIN 40), as amended which was effective for 1996 financial statements, financial statements based on statutory accounting practices can no longer be described as prepared in conformity with GAAP.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ending September 30, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000.

               APPENDIX A - DETAILS ABOUT OUR GUARANTEE PERIODS

Investments that support our guarantee periods

     We back our obligations under the guarantee periods with John Hancock's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

     We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

 .    corporate bonds,

 .    mortgages,

 .    private placements,

 .    mortgage-backed and asset-backed securities, and

 .    government and agency issues.

     We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

Guaranteed interest rates

     We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

 .    receive your premium payment,

 .    effectuate your transfer, or

 .    renew your guarantee period

     We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

Computation of market value adjustment

     We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (in excess of the Free Withdrawal Amount and before any applicable withdrawal charge) by a factor expressed by the following formula:

                                          n
                                         --
                                         12
                         (   1 + g      )  - 1
                          ---------------
                           1 + c + 0.0025

     where,

          . g is the guaranteed rate in effect for the current guarantee period (expressed as a decimal).

          . c is the current rate (expressed as a decimal) in effect for durations equal to the time remaining in the current Guaranteed Period. If the time remaining in the Guarantee Period is not a whole number of years, then the rate will be interpolated between the current rates offered from the closest durations. If not available, we will declare a rate solely for this purpose that is consistent with rates for durations that are currently available.

          . n is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

Sample Calculation 1: Positive Adjustment

-------------------------------------------------------------------------------
Amount withdrawn or transferred      $10,000
-------------------------------------------------------------------------------
Guarantee period                     7 years
-------------------------------------------------------------------------------
Time of withdrawal or transfer       beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------
Guaranteed rate (g)                  8%
-------------------------------------------------------------------------------
Guaranteed rate for new 5 year
guarantee (c)                        7%
-------------------------------------------------------------------------------
Remaining guarantee period (n)       60 months
-------------------------------------------------------------------------------

Market Value Adjustment:

                                                 60
                                                 --
                                                 12
                       10,000 x [(   1 + 0.08    )  - 1] = 354.57
                                -----------------
                                 1 + 0.07 + 0.025



Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 + $354.57 = $10,354.57

Sample Calculation 2: Negative Adjustment

------------------------------------------------------------------------------
Amount withdrawn or transferred     $10,000
------------------------------------------------------------------------------
Guarantee period                    7 years
------------------------------------------------------------------------------
Time of withdrawal or transfer      beginning of 3rd year of guaranteed period
------------------------------------------------------------------------------
Guaranteed rate (g)                 8%
------------------------------------------------------------------------------
Guaranteed rate for new 5 year
guarantee (c)                       9%
------------------------------------------------------------------------------
Remaining guarantee period(n)       60 months
------------------------------------------------------------------------------

Market value adjustment:

                                                 60
                                                 --
                                                 12
                       10,000 x [(   1 + 0.08    )  - 1] = 559.14
                                -----------------
                                 1 + 0.09 + 0.025


Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 559.14 = $9,440.86

   ________________________________________________________________________

* All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

             APPENDIX B - EXAMPLE OF WITHDRAWAL CHARGE CALCULATION

Assume The Following Facts:

     On January 1, 2001, you make a $10,000 premium payment and we issue you a contract.

     On January 1, 2004, the total value of your contract has grown to $12,000 because of credited interest.

     Now assume you make a partial withdrawal of $6,000 (no tax withholding) on January 2, 2004. Also, assume that for this example the market value adjustment ("MVA") is zero.

     In this case, assuming no prior withdrawals, we would deduct a withdrawal charge of $6,200. We withdraw a total of $6,200 from your contract:

     $6,000  --  withdrawal request payable to you
     +  200  --  withdrawal charge payable to us
     ------
     $6,200  --  total amount withdrawn from your contract

Here Is How We Determine The Withdrawal Charge:


 .    We first distribute to you the 10% free amount you have under the free withdrawal provision in your contract, which equals $1,200 (10% of $12,000).

 .    Now, you need an additional $4,800 to complete your withdrawal of
     $6,000. However, because your deposit has been in the contract more than 3 years, but less than 4, you will have to pay a withdrawal charge of 4% on any amounts withdrawn over $1,200.

 .    We next will make an additional withdrawal of $5,000 from your contract, then we will assess a withdrawal charge of 4%, or $200, and you will have the necessary $4,800 to complete the $6,000 withdrawal request.

 .    We determine the additional withdrawal amount of $5,000 by dividing the needed amount, $4,800 by (1 minus the withdrawal charge):

                          $4,800 / (1-0.04) = $5,000

     Another way to look at this is:

                              4% of $5,000 = $200
                            $5,000 - $200 = $4,800

 .         Total Withdrawal = $1,200 (free withdrawal amount) plus $5,000
     (additional withdrawal amount) minus $200 (withdrawal charge) = $6,000, which is the desired amount of the partial withdrawal in this example payable to you.

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Not Applicable

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Pursuant to Article 9 of the Company's By-Laws and Section 67 of the Massachusetts Business Corporation Law, the Company indemnifies each director, former director, officer, and former officer, and his or her heirs and legal representatives from liability incurred or imposed in connection with any legal action in which he or she may be involved by reason of any alleged act or omission as an officer or a director of the Company.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    Not Applicable

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

1(a). Form of Distribution and Servicing Agreement by and among Signator Investors, Inc. (formerly John Hancock Distributors, Inc.), John Hancock Life Insurance Company (formerly John Hancock Mutual Life Insurance Company) and John Hancock Variable Life Insurance Company incorporated by reference from Pre-Effective Amendment No. 2 to Form S-6 Registration Statement for John Hancock Variable Life Account S (File No. 333-15075) filed electronically on April 23, 1997.

1(b). Form of Marketing and Distribution Agreement Between John Hancock Life Insurance Company, and John Hancock Funds, Inc., filed electronically on July 16, 1996.

1(c). Form of Soliciting Dealer Agreement between John Hancock Funds, Inc., and soliciting broker-dealers or financial institutions participating in distribution of Contracts incorporated by reference to Form S-1 Registration Statement for John Hancock Variable Life Insurance Company (File No. 33-64945), filed electronically on April 23, 1997.

3(a). Charter and By-Laws of John Hancock Life Insurance Company, incorporated by reference from Form N-4EL Registration Statement of John Hancock Variable Annuity Account H (File Nos. 333-08345 and 811-07711) filed electronically on July 18, 1996.

4(a). Form of group deferred combination fixed and variable annuity contract and certificate filed electronically on September 15, 2000.

4(b). Form of nursing home/critical illness waiver of withdrawal change rider filed electronically on September 15, 2000.

4(c).    Deleted

4(d). Forms of contract application filed electronically on September 15, 2000.

5.       Opinion and consent of counsel, filed herewith.

10. Form of Responsibility and Cost Allocation Agreement Between John Hancock Life Insurance Company and John Hancock Funds, Inc., filed electronically on July 16, 1996.

23(a).   Consent of independent auditors.

23(b).   Consent of counsel (see Exhibit 5).

24.      Powers of Attorney for all directors, filed herewith.

27. Financial Data Schedule with respect to Financial Statements of John Hancock Life Insurance Company, filed herewith.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         i. To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion or it counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against pubic policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) Registrant represents that the fees and charges deducted under the Contracts, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by the Insurance Company.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in their capacities with John Hancock Life Insurance Company and on the dates indicated.

/s/ Thomas E. Moloney                                  December 27, 2000
--------------------------
Thomas E. Moloney
Chief Financial Officer
(Principal Financial Officer and Acting Principal
Accounting Officer)


/s/ David F. D'Alessandro                              December 27, 2000
--------------------------
David F. D'Alessandro
President and Chief Executive Officer
(Principal Executive Officer)
Signing for himself and as Attorney-In-Fact for:

Stephen L. Brown              Chairman of the Board
Foster L. Aborn               Director
Nelson F. Gifford             Director
E. James Morton               Director
John M. Connors, Jr.          Director
Robert J. Tarr, Jr.           Director
Robert E. Fast                Director
I. MacAllister Booth          Director
Samuel W. Bodman              Director
Michael C. Hawley             Director
Kathleen Foley Feldstein      Director
Richard F. Syron              Director
Edward H. Linde               Director
Wayne A. Budd                 Director
Judith A. McHale              Director
R. Robert Popeo               Director

     Pursuant the requirements of the Securities Act of 1933, John Hancock Life Insurance Company caused this amended Registration Statement to be signed on its behalf by the undersigned duly authorized, and its seal to be hereunto fixed and attested, all in the City of Boston and Commonwealth of Massachusetts on the 27th day of December, 2000.


                                        JOHN HANCOCK LIFE INSURANCE COMPANY

                                             /s/ David F. D'Alessandro
                                        By:------------------------------------
                                             David F. D'Alessandro
                                             Chief Executive Officer

/s/ Ronald J. Bocage
-----------------------
Ronald Bocage
Vice President and Counsel